



                                                                     Exhibit 4.3





                      FORM OF SALE AND SERVICING AGREEMENT



                                   RELATING TO


                 TRIAD AUTO RECEIVABLES OWNER TRUST 199[ ] - [ ]


                                      among


                           TRIAD FINANCIAL CORPORATION
                           in its individual capacity
                                 and as Servicer



                                  [           ]
                                   as Company


                 TRIAD AUTO RECEIVABLES OWNER TRUST 199[ ] - [ ]
                                  as Purchaser


                                       and


                                  [            ]
                    as Indenture Trustee and Backup Servicer



                       ----------------------------------

                            Dated as of [           ]



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                                TABLE OF CONTENTS

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                                                                                                                Page
ARTICLE I           DEFINITIONS...................................................................................1

   Section 1.1.       Definitions.................................................................................1

   Section 1.2.       Usage of Terms.............................................................................25

   Section 1.3.       Calculations...............................................................................25

   Section 1.4        Section References.........................................................................25

   Section 1.5.       Action by or Consent of Noteholders........................................................25

   Section 1.6.       No Recourse................................................................................25

   Section 1.7.       Nonpetition Covenant.......................................................................25

   Section 1.8.       Limitation on Trust Fund Activities........................................................26

   Section 1.9.       Material Adverse Effect....................................................................26


ARTICLE II        CONVEYANCE OF RECEIVABLES; ACCEPTANCE
                   BY INDENTURE TRUSTEE..........................................................................26

   Section 2.1.       Conveyance of Initial Receivables..........................................................26

   Section 2.2.       Conveyance of Subsequent Receivables.......................................................28

   Section 2.3.       Custody of Receivable Files................................................................31

   Section 2.4.       Conditions Precedent to Issuance by Trust..................................................32

   Section 2.5.       Representations and Warranties of Company..................................................33

   Section 2.6.       Repurchase or Replacement of Receivables Upon Breach of Warranty...........................34

   Section 2.7.       Indenture Trustee's Assignment of Receivables..............................................35

   Section 2.8.       Collection of Lien Certificates............................................................35


ARTICLE III         ADMINISTRATION AND SERVICING OF RECEIVABLES..................................................35

   Section 3.1.       Duties of the Servicer.....................................................................35

   Section 3.2.       Collection of Receivable Payments, Modifications of Receivables; Lockbox Account...........37

   Section 3.3.       Realization Upon Receivables...............................................................40

   Section 3.4.       Insurance..................................................................................41

   Section 3.5.       Maintenance of Security Interests in Vehicles..............................................41

   Section 3.6.       Covenants, Representations and Warranties of Servicer......................................42


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                                       i
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
   Section 3.7.       Purchase or Replacement of Receivables Upon Breach of Covenant.............................46

   Section 3.8.       Servicer Fee, Payment of Certain Expenses by Servicer; Backup Servicer Fee.................46

   Section 3.9.       Servicer's Certificate.....................................................................47

   Section 3.10.      Annual Statement as to Compliance, Notice of Servicer Termination Event....................47

   Section 3.11.      Annual Independent Accountants'Report......................................................48

   Section 3.12.      Access to Certain Documentation and Information Regarding Receivables......................49

   Section 3.13.      Monthly Tape, Certain Duties of Backup Servicer............................................49

   Section 3.14.      Reports to the Commission..................................................................51

   Section 3.15.      Indenture Trustee Notification to Company..................................................51

   Section 3.16.      Insurance..................................................................................51

   Section 3.17.      Compliance with Laws.......................................................................51

   Section 3.18.      Delegation of Duties.......................................................................51

   Section 3.19.      Retention and Termination of Servicer......................................................51


ARTICLE IV          PAYMENTS; STATEMENTS TO NOTEHOLDERS..........................................................52

   Section 4.1.       Trust Accounts.............................................................................52

   Section 4.2.       Servicer Reimbursements....................................................................55

   Section 4.3.       Capitalized Interest Account...............................................................56

   Section 4.4.       Application of Collections.................................................................56

   Section 4.5.       Additional Deposits........................................................................57

   Section 4.6.       Payments...................................................................................57

   Section 4.7.       Note Distribution Account..................................................................59

   Section 4.8.       Pre-Funding Account........................................................................60

   Section 4.9.       Net Deposits...............................................................................61

   Section 4.10.      Statements to Noteholders; Tax Returns.....................................................61


ARTICLE V           THE RESERVE ACCOUNT..........................................................................63

   Section 5.1.       Withdrawals from Reserve Account...........................................................63


ARTICLE VI          THE NOTE POLICY..............................................................................64

   Section 6.1.       Claims Under Note Policy...................................................................64

   Section 6.2.       Preference Claims..........................................................................65

   Section 6.3.       Surrender of Policy........................................................................66

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                                       ii
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
ARTICLE VII         THE COMPANY..................................................................................66

   Section 7.1.       Liability of Company; Indemnities..........................................................66

   Section 7.2.       Merger or Consolidation of the Company.....................................................67

   Section 7.3.       Limitation on Liability of Company and Others..............................................67

   Section 7.4.       Special Purpose Entity.....................................................................67

   Section 7.5.       Restrictions on Liens......................................................................68

   Section 7.6.       Creation of Indebtedness, Guarantees.......................................................69

   Section 7.7.       Compliance with Laws.......................................................................69

   Section 7.8.       Further Instruments and Acts...............................................................69

   Section 7.9.       Investment Company Act.....................................................................69


ARTICLE VIII        THE SERVICER.................................................................................69

   Section 8.1.       Liability of Servicer; Indemnities.........................................................69

   Section 8.2.       Merger or Consolidation of, or Assumption of the Obligations of, the Servicer or Backup
                      Servicer...................................................................................71

   Section 8.3.       Limitation on Liability of Servicer, Backup Servicer and Others............................72

   Section 8.4.       Servicer and Backup Servicer Not to Resign.................................................74

   Section 8.5.       Administrative Duties......................................................................75

   Section 8.6.       Representations and Warranties of Backup Servicer..........................................76

   Section 8.7.       Duties of Backup Servicer..................................................................77


ARTICLE IX          SERVICER TERMINATION EVENTS..................................................................78

   Section 9.1.       Servicer Termination Event.................................................................78

   Section 9.2.       Consequences of a Servicer Termination Event...............................................80

   Section 9.3.       Appointment of Successor...................................................................80

   Section 9.4.       Notification to Noteholders................................................................82

   Section 9.5.       Action Upon Certain Failures of the Servicer...............................................82

   Section 9.6.       Waiver of Past Defaults....................................................................82


ARTICLE X           TERMINATION..................................................................................82

   Section 10.1.      Optional Purchase of All Receivables.......................................................82


ARTICLE XI          MISCELLANEOUS PROVISIONS.....................................................................83

   Section 11.1.      Amendment..................................................................................83

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                                      iii
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
   Section 11.2.      Protection of Title to Trust...............................................................84

   Section 11.3.      Limitation on Rights of Noteholders........................................................87

   Section 11.4.      GOVERNING LAW..............................................................................88

   Section 11.5.      SUBMISSION TO JURISDICTION; WAIVERS........................................................88

   Section 11.6.      WAIVER OF JURY TRIAL.......................................................................88

   Section 11.7.      Severability of Provisions.................................................................89

   Section 11.8.      Assignment.................................................................................89

   Section 11.9.      Notes Nonassessable and Fully Paid.........................................................89

   Section 11.11.     Counterparts...............................................................................89

   Section 11.12.     Notices....................................................................................89

   Section 11.13.     Successors and Assigns.....................................................................90

   Section 11.14.     Assignment to Trustee......................................................................90

   Section 11.15.     Nonpetition Covenants......................................................................90


SCHEDULE A   SCHEDULE OF RECEIVABLES ON FILE WITH THE SERVICER AND THE INDENTURE TRUSTEE........................A-1


SCHEDULE B   REPRESENTATIONS AND WARRANTIES OF COMPANY WITH RESPECT TO RECEIVABLES..............................B-1


SCHEDULE C   FORM OF INFORMATION REQUEST........................................................................C-1


SCHEDULE D   THREATENED LITIGATION..............................................................................D-1


EXHIBIT A    FORM OF SERVICER'S CERTIFICATE.............................................................EXHIBIT A-1


EXHIBIT B    REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS...............................................EXHIBIT B-1


         SALE AND SERVICING AGREEMENT, dated as of [          ] (this
"AGREEMENT"), among TRIAD FINANCIAL CORPORATION, a California corporation, in its individual capacity ("TRIAD") and as Servicer (the "SERVICER"),
[          ], a [          ] corporation, as Company (the "COMPANY"), TRIAD
AUTO RECEIVABLES OWNER TRUST 199[ ] - [ ], a Delaware business trust, as
purchaser (the "TRUST" or the "PURCHASER"), and [          ], a [          ]
banking corporation, as Indenture Trustee (in such capacity, the "INDENTURE TRUSTEE") and as Backup Servicer (in such capacity, the "BACKUP SERVICER").

         WHEREAS, pursuant to the Receivables Purchase Agreement (as defined below), the Company has purchased from Triad certain receivables arising in connection with motor vehicle retail installment contracts acquired by Triad through motor vehicle dealers;

         WHEREAS, the Company wishes to sell and the Trust wishes to purchase certain of such receivables;

         WHEREAS, pursuant to the Subsequent Purchase Agreement (as defined below), the Company will purchase from Triad certain additional receivables arising in connection with motor vehicle retail installment contracts acquired by Triad through motor vehicle dealers;

         WHEREAS, the Company wishes to sell and the Trust wishes to purchase such additional receivables;

         WHEREAS, the Servicer has agreed to service all such receivables, which constitute the principal assets of the trust estate; and

         WHEREAS, [          ] is willing to serve in the capacities of
Indenture Trustee and Backup Servicer hereunder.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, Triad, the Servicer, the Company, the Trust, the Indenture Trustee and the Backup Servicer hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1 DEFINITIONS. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement or the Indenture (each as defined below). Whenever capitalized and used in this Agreement, the following words shall have the following meanings:

         ACCOUNTANTS' REPORT: The report of a firm of nationally recognized independent accountants described in SECTION 3.11.

         ACCOUNTING DATE: With respect to a Payment Date or a Determination Date, the last day of the related Collection Period.

         ACTUARIAL METHOD: The method of allocating a fixed level payment between principal and interest, pursuant to which each scheduled monthly payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the Receivable multiplied by the outstanding Principal Balance of the Receivable and an amount of principal equal to the remainder of such scheduled monthly payment.

         ACTUARIAL RECEIVABLE: Any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Actuarial Method.

         ADDITION NOTICE: With respect to any transfer of Subsequent Receivables to the Trust pursuant to SECTION 2.2 of this Agreement, notice of the Company's election to transfer Subsequent Receivables to the Trust, such notice to designate the related, Subsequent Cutoff Date, Subsequent Transfer Date and the approximate principal amount of Subsequent Receivables to be transferred on such Subsequent Transfer Date.

         ADDITIONAL FUNDS AVAILABLE: With respect to any Payment Date the sum of
(i) the Deficiency Claim Amount, if any, received by the Indenture Trustee with respect to such Payment Date plus (ii) the Insurer Optional Deposit, if any, received by the Indenture Trustee with respect to such Payment Date.

         AFFILIATE: With respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         AGGREGATE PRINCIPAL BALANCE: With respect to the Closing Date, the Initial Cutoff Date Principal Balance, and with respect to any Determination Date, the sum of the Principal Balances (computed as of the related Accounting
Date) for all Receivables (other than Liquidated Receivables and Purchased Receivables).

         AGREEMENT:  This Agreement and all exhibits and schedules hereto.

         AMOUNT FINANCED: With respect to a Receivable, the aggregate amount extended under such Receivable toward the purchase price of the Financed Vehicle and related costs, including amounts of credit extended in respect of accessories, insurance premiums, service and warranty policies or contracts and other items customarily financed as part of motor vehicle retail installment contracts.

         ANNUAL PERCENTAGE RATE OR APR: With respect to a Receivable, the annual rate of finance charges stated in the Receivable.

         AVAILABLE FUNDS: With respect to any Determination Date, the sum of (i) the Collected Funds received by the Servicer during the related Collection Period, (ii) all Purchase Amounts deposited in the Collection Account for the related Collection Period, (iii) all income received from investments of funds in the Collection Account during the related Collection Period, (iv) the Monthly Capitalized Interest Amount with respect to such Payment Date, (v) the Insurer Optional Deposit, if any, and (vi) any remaining Pre-Funded Amount applied to the mandatory redemption of Notes, as applicable.

         BACKUP SERVICER: [          ], its successor in interest pursuant to
SECTION 8.2 or such Person as shall have been appointed as Backup Servicer pursuant to SECTION 8.4.

         BACKUP SERVICER FEE: With respect to any Payment Date, the fee payable to the Backup Servicer for services rendered during the related Collection Period which shall be equal to one-twelfth of [ ]% multiplied by the Note Balance as of the open of business on the first day of the related Collateral Period, provided, however, in no event shall the Backup Servicer Fee be less than $[ ] in aggregate in any calendar year.

         BUSINESS DAY: Any day other than a Saturday, Sunday or other day on which commercial banking institutions or trust companies in (i) New York, New York, (ii) the state in which the Corporate Trust Office is located or (iii) the state in which the executive offices of the Servicer, any successor Servicer or successor Indenture Trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed.

         CAPITALIZED INTEREST ACCOUNT: The account designated as such, established and maintained pursuant to Section 4.3.

         CAPITALIZED INTEREST ACCOUNT INITIAL DEPOSIT: $ [          ]
deposited on the Closing Date.

         CERTIFICATE:  As defined in the Trust Agreement.

         CERTIFICATED SECURITY: As defined in Section 8-102(a)(4) of Revised
Article 8.

         CERTIFICATEHOLDER:  As defined in the Trust Agreement.

         CLASS:  A class of Notes.

         CLASS A INTEREST RATE: [ ]% per annum, calculated on a basis of a 360-day year consisting of twelve 30-day months.

         CLASS A NOTE: Any Note executed on behalf of the Trust and issued pursuant to the Indenture in substantially the form set forth in EXHIBIT A to the Indenture.

         CLASS A NOTE FACTOR: As of any Payment Date, a seven-digit figure equal to the Note Balance as of the close of business on such Payment Date divided by the initial Note Balance. The Class A Note Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A Note Factor will decline to reflect reductions in the Note Balance.

         CLEARING CORPORATION:  As defined in Section 8-102(3) of Old Article 8.

         CLOSING:  As defined in SECTION 2.1(e).

         CLOSING DATE:  [                ].

         COLLATERAL AGENT: [          ], in its capacity as Collateral Agent
under the Reserve Account Agreement and any successors thereto under such Agreement.

         COLLECTED FUNDS: With respect to any Determination Date, the amount of funds in the Collection Account representing collections on the Receivables received by the Servicer during the related Collection Period, including all Liquidation Proceeds collected during the related Collection Period (but excluding any Purchase Amounts) and all amounts paid by the Dealers under Dealer Agreements or Dealer Assignments with respect to the Receivables during the related Collection Period.

         COLLECTION ACCOUNT: The account designated as the Collection Account in, and which is established and maintained pursuant to, SECTION 4.1.

         COLLECTION PERIOD: With respect to any Payment Date or Determination Date, the calendar month preceding the month in which such Payment Date or Determination Date occurs.

         COMMISSION:  The Securities and Exchange Act Commission.

         COMPANY:  [                ], a  [                ] corporation.

         COMPUTER TAPE: The computer tape or diskette generated on behalf of the Servicer that provides information relating to the Receivables.

         CONTRACT SCHEDULED PAYMENT: With respect to any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor thereon in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Sale and Servicing Agreement or any rescheduling of payments in an insolvency or similar proceeding).

         CONTROL: With respect to any Federal Book Entry Security, the Indenture Trustee shall have obtained control if:

                  (i) the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security, and such Federal Reserve Bank has indicated by book entry that such Federal Book Entry Security has been credited to the Indenture Trustee's securities account in such book entry system; or

                  (ii) (a) the Indenture Trustee (1) is registered on the records of a Securities Intermediary as the person having a Securities Entitlement in respect of such Federal Book Entry Security against such Securities Intermediary; or (2) has obtained the agreement, in writing, of the Securities Intermediary for such Securities Entitlement that such Securities Intermediary will comply with Entitlement Orders of the Indenture Trustee without further consent of any other Person; and (b) the Securities Intermediary is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book Entry Security; and (c) such Federal Reserve Bank has indicated by book entry that such Federal Book Entry Security has been credited to the Securities Intermediary's securities account in such book entry system.

         CONTROLLING PARTY: The Insurer, so long as no Insurer Default shall have occurred and be continuing and the Indenture Trustee for the benefit of the Noteholders, in the event the Insurer Default shall have occurred and be continuing; PROVIDED, HOWEVER, that the Owner Trustee for the benefit of the Certificateholder shall be the Controlling Party after all unpaid principal and interest on the Notes shall have been paid in full and all amounts due to the Insurer have been paid and the Note Policy has expired in accordance with its terms.

         CORPORATE TRUST OFFICE: The principal office of the Indenture Trustee at which its corporate trust business shall be administered, which office at the Closing Date is located at [ ] or such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Insurer, the Servicer and the Company.

         CORRESPONDENT: With respect to a Receivable, the person (i) purchasing such Receivable from a Dealer, if such Receivable is not purchased directly by Triad and (ii) assigning such Receivable to Triad.

         CORRESPONDENT AGREEMENT: An agreement between a Correspondent and Triad relating to the sale of retail installment contracts to Triad and all documents and instruments relating thereto.

         CORRESPONDENT ASSIGNMENT: With respect to a Receivable, the executed assignment conveying such Receivable to Triad.

         CRAM DOWN LOSS: With respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Contract Scheduled Payments to be made on a Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Contract Scheduled Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

         CREDIT TIER: Any one of the six Credit Tiers designated in the Triad Financial Corporation policies and procedures manual.

         CUSTODIAN: [          ] and any other Person named from time to time
as custodian under this Agreement, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date being acceptable to the Insurer as of the Closing Date).

         CUTOFF DATE: With respect to the Initial Receivables, the Initial Cutoff Date, and with respect to the Subsequent Receivables, the Subsequent Cutoff Date.

         DEALER: With respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to Triad or a Correspondent.

         DEALER AGREEMENT: An agreement between (i) Triad and a Dealer or (ii) a Correspondent and a Dealer relating to the sale of retail installment contracts to Triad or such Correspondent, as the case may be, and all documents and instruments relating thereto.

         DEALER ASSIGNMENT: With respect to a Receivable, the executed assignment conveying such Receivable to Triad or a Correspondent, as the case may be.

         DEFAULTED RECEIVABLE: Any Receivable with respect to which any of the following shall have occurred: (a) for which the related Financed Vehicle has been repossessed by the Servicer or (b) for which all or more than [ ]% of any payment is [ ] days or more past due or (c) a Receivable with respect to which the Servicer has determined in good faith that all amounts expected to be recovered have been received.

         DEFICIENCY CLAIM AMOUNT:  As defined in SECTION 5.1(a).

         DEFICIENCY CLAIM DATE:  As defined in SECTION 5.1(a).

         DEFICIENCY NOTICE:  As defined in SECTION 5.1(a).

         DELIVERY: When used with respect to Trust Account Property, "Delivery" means:

                  (i) with respect to Physical Property other than a "certificated security" as defined under Old Article 8, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank;

                  (ii) with respect to a "certificated security" as defined under Old Article 8 that will, upon compliance with the following procedures, be held by a Person located in an Old Article 8 Jurisdiction, transfer thereof:

                           (A) by delivery of such certificated security
                  endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a Financial Intermediary, and the making by such Financial Intermediary of entries on its books and records identifying such certificated security as belonging to the Indenture Trustee or its nominee or custodian and the sending by such Financial Intermediary of a confirmation of the transfer to the Indenture Trustee or its nominee or custodian of such certificated security; or

                           (B)(1) by delivery thereof to a Clearing Corporation
                  and the registering by such Clearing Corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a Financial Intermediary by the amount of such certificated security, (2) the identification by the Clearing Corporation of the certificated securities for the sole and exclusive account of the Financial Intermediary, (3) the maintenance of such certificated securities by such Clearing Corporation or a "custodian bank" (as defined in Section 8-102(4) of Old Article 8) or the nominee of either subject to the Clearing Corporation's exclusive control, (4) the sending of a confirmation by the Financial Intermediary of the transfer to the Indenture Trustee or its nominee or custodian of such securities and the registering by such Financial Intermediary of entries on its books and records identifying such certificated security as belonging to the Indenture Trustee or its nominee or custodian, and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian, and (5) such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with applicable law or regulations or the interpretation thereof,

                  (iii) with respect to a Certificated Security that will, upon compliance with the following procedures, be held by a person located in a Revised Article 8 Jurisdiction, transfer of such Certificated Security to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian, endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank;

                  (iv) with respect to any such Trust Account Property that constitutes an "uncertificated security" under Old Article 8 (and that is not a Federal Book Entry Security) and where the issuer thereof is organized in an Old Article 8 Jurisdiction, registration of the transfer to, and ownership of such Trust Account Property by the Indenture Trustee or any Financial Intermediary acting on behalf of the Indenture Trustee by the issuer of such Trust Account Property, and (B) in the case of registration in the name of any Financial Intermediary,
         (1) the making by any such Financial Intermediary of entries in its books and records identifying such uncertificated security as belonging to the Indenture Trustee, and (2) delivery by any such Financial Intermediary to the Indenture Trustee of a written confirmation of the transfer of the uncertificated securities to the Indenture Trustee; and

                  (v) with respect to any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) and where the issuer thereof is organized in a Revised
         Article 8 Jurisdiction, (A) registration of the Indenture Trustee as the registered owner by the issuer, or (B) satisfaction of the requirements for the Indenture Trustee's obtaining "control" pursuant to Section 8-106(c)(2) of Revised Article 8.

         DETERMINATION DATE: With respect to any Collection Period, the [ ] Business Day preceding the related Payment Date in the calendar month following such Collection Period.

         DRAW DATE: With respect to any Payment Date, the [ ] Business Day (as defined in the Note Policy) immediately preceding such Payment Date.

         ELECTRONIC LEDGER: The electronic master record of the retail installment contracts of the Servicer.

         ELIGIBLE ACCOUNT: (i) A segregated trust account that is maintained with the corporate trust department of the Indenture Trustee or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, any of the States or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-l" by S&P or "P-1" by Moody's).

         ELIGIBLE INVESTMENTS: Any one or more of the following types of investments:

                  (a) direct interest-bearing obligations of, and interest-bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States;

                  (b) demand or time deposits in, certificates of deposit of, demand notes of, or bankers' acceptances issued by any depository institution or trust company organized under the laws of the United States or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by federal and/or state banking or depository institution authorities (including, if applicable, the Indenture Trustee or any agent of the Indenture Trustee acting in their respective commercial capacities); PROVIDED, HOWEVER, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated at least "A-1" by S&P or "P-1" by Moody's;

                  (c) repurchase obligations pursuant to a written agreement (i) with respect to any obligation described in clause (a) above, where the Indenture Trustee has taken actual or constructive delivery of such obligation in accordance with SECTION 4.1, and (ii) entered into with a depository institution or trust company organized under the laws of the United States or any State, the deposits of which are insured by the Federal Deposit Insurance Corporation and the commercial paper or other short-term unsecured debt obligations of which are rated at least "A-1+" by S&P or "P-1" by Moody's and whose long term unsecured debt obligations are rated "A+" by S&P or "P-1" by Moody's (including, if applicable, the Indenture Trustee, or any agent of the Indenture Trustee acting in its commercial capacity);

                  (d) commercial paper that, at the time of the investment or the contractual commitment to invest therein, (i) is payable in United States dollars and (ii) is at least "A-1" by S&P or "P-1" by Moody's;

                  (e) money market mutual funds registered under the Investment Company Act of 1940, as amended, that are rated in the highest credit rating category by Moody's or S&P; or

                  (f) any other demand or time deposit, obligation, security or investment as may be acceptable to the Controlling Party and the Rating Agencies, as may from time to time be confirmed in writing to the Indenture Trustee by the Controlling Party and the Rating Agencies.

PROVIDED, HOWEVER, that no such instrument shall be an Eligible Investment if
(w) such instrument evidences a right to receive either (A) only interest payments with respect to the obligations underlying such instrument or (B) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; (x) its terms do not have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (y) to the extent rated, an "r" highlighter is affixed to its rating; or (z) to the extent the related interest rate is variable, interest thereon is not tied to a single interest rate index plus a single fixed spread (if any), or does not move proportionately with that index.

                  Any Eligible Investments may be purchased by or through the Indenture Trustee or any of its Affiliates.

         ELIGIBLE SERVICER: Triad, the Backup Servicer (so long as the Backup Servicer is not in default of any of its obligations under this Agreement or any other agreement relating hereto) or another Person that, at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans of not less than $100 million, (ii) is legally qualified and has the capacity and all necessary licenses, permits and approvals to service the Receivables, (iii) has demonstrated the ability to service with reasonable skill and care a portfolio of motor vehicle retail installment contracts and/or motor vehicle installment loans similar to the Receivables, (iv) is approved by the Rating Agencies, (v) is approved by the Insurer (if no Insurer Default has occurred and is continuing) or the Note Majority (if an Insurer Default has occurred and is continuing), (vi) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software that the Servicer uses in connection with performing its duties and responsibilities under this Agreement or otherwise has available software that is adequate to perform its duties and responsibilities under this Agreement and
(vii) has a tangible net worth as determined in accordance with generally accepted accounting principles consistently applied of at least $15 million.

         ENTITLEMENT ORDER: As defined in Section 8-102(a)(8) of Revised Article 8.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         EVENT OF DEFAULT: Any one of the following events: (i) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of two days; (ii) default in the payment of the principal of any Note when the same becomes due and payable;
(iii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture (other than a covenant or agreement a default in the observance or performance of which is elsewhere in SECTION 5.1 of the Indenture specifically dealt with), or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Note Balance, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; (iv) the filing of a petition for relief by a court having jurisdiction in the premises in respect of the Issuer, the Seller or any substantial part of their property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, the Seller or for any substantial part of their property, or ordering the winding-up or liquidation of the affairs of the Issuer or the Seller, and such petition shall remain unstayed and in effect for a period of 60 consecutive days; (v) the commencement by the Issuer or the Seller of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer or the Seller to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer or the Seller to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or the Seller or for any substantial part of their property, or the making by the Issuer or the Seller of any general assignment for the benefit of creditors, or the failure by the Issuer or the Seller generally to pay its debts as such debts become due, or the taking of action by the Issuer or the Seller in furtherance of any of the foregoing; or (vi) the failure to pay the Note Balance on the Final Scheduled Payment Date.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as it may be amended from time to time.

         EXECUTIVE OFFICER: With respect to any corporation, the President, Chief Financial Officer, Controller or any Vice President.

         FEDERAL BOOK ENTRY SECURITY: An obligation (i) issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment or principal and interest by, the United States, that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, and (ii) the perfection of a security interest in which is governed pursuant to federal regulations by Revised Article 8.

         FINAL SCHEDULED PAYMENT DATE: [          ] or, if such day is not a
Business Day, the next Business Day).

         FINANCED VEHICLE: A new or used automobile or light-duty truck, together with all accessories thereto, securing or purporting to secure an Obligor's indebtedness under a Receivable.

         FINANCIAL ASSET: As defined in Section 8-102(a)(9) of Revised Article
8.

         FINANCIAL INTERMEDIARY: As defined in Section 8-313(4) of Old Article
8.

         FUNDING PERIOD: The period beginning on and including the Closing Date and ending on the first to occur of (a) the first date on which the amount on deposit in the Pre-Funding Account

(after giving effect to any transfers therefrom in connection with the transfer of Subsequent Receivables to the Purchaser on such date) is less than $100,000,
(b) the date on which an Insurance Agreement Event of Default or a Servicer
Termination Event occurs and (c) the Payment Date in [          ].

         GOVERNMENTAL AUTHORITY: Any court or federal or state regulatory body, administrative agency or other tribunal or other governmental instrumentality.

         INDENTURE: The Indenture, dated as of [          ], between the
Trust and the Indenture Trustee, as the same may be amended or supplemented from time to time, in accordance with the terms thereof.

         INDENTURE COLLATERAL:  As defined in the Indenture.

         INDENTURE TRUSTEE: The Person acting as Indenture Trustee under the Indenture, its successors in interest and any successor Indenture Trustee under the Indenture.

         INDENTURE TRUSTEE FEE: With respect to any Payment Date, the fee payable to the Indenture Trustee for services rendered during the related Collection Period, which shall be equal to one twelfth of [ ]% multiplied by the Note Balance as of the open of business on the first day of the related Collection Period, provided, however, in no event shall the Indenture Trustee Fee be less than $[ ] in aggregate in any calendar year.

         INDENTURE TRUSTEE OFFICER: Any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement.

         INDEPENDENT ACCOUNTANTS:  As defined in SECTION 3.11.

         INFORMATION REQUEST: A request for information delivered pursuant to SECTIONS 3.11(d) or 4.10(c), substantially in the form of SCHEDULE C hereto.

         INITIAL CUTOFF DATE:  The close of business on [               ].

         INITIAL CUTOFF DATE PRINCIPAL BALANCE:  $[               ].

         INITIAL RECEIVABLES: The Receivables listed on the Schedule of Receivables attached hereto as Schedule A and transferred by the Company to the Trust on the Closing Date.

         INSOLVENCY EVENT: With respect to a specified Person, (a) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs; (b) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or (c) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

         INSOLVENCY PROCEEDS:  As defined in SECTION 10.1(b).

         INSTRUMENTS:  As defined in Section 9-105(l)(i) of Revised Article 8.

         INSURANCE AGREEMENT: The Insurance and Indemnity Agreement, dated as
of [          ], among the Insurer, the Trust, [          ], and Triad.

         INSURANCE AGREEMENT EVENT OF DEFAULT: An "Event of Default" as defined in the Insurance Agreement.

         INSURANCE POLICY: With respect to a Receivable, any insurance policy providing loss or physical damage, credit life, credit disability, accident and health, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or otherwise benefiting the holder of the Receivable.

         INSURER: [          ], a monoline insurance company incorporated
under the laws of the State of [          ], or any successor thereto, as
issuer of the Note Policy.

         INSURER DEFAULT: The occurrence and continuance of any of the following events:

                  (i) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

                  (ii) The Insurer shall have (a) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (b) made a general assignment for the benefit of its creditors, or (c) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (a) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (b) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

         INSURER OPTIONAL DEPOSIT: With respect to any Payment Date, an amount delivered by the Insurer, at its sole option, other than amounts in respect of a Note Policy Claim Amount, for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date; or (ii) to include such amounts as part of the Additional Funds Available for such Payment Date to the extent that without such amount a draw would be required to be made on the Note Policy.

         INTEREST CARRYOVER SHORTFALL: As of the close of business on any Payment Date, an amount equal to the excess of (a) the Interest Payment Amount for such Payment Date and any outstanding Interest Carryover Shortfall from the immediately preceding Payment Date, plus interest on such outstanding Interest Carryover Shortfall, to the extent permitted by law, at the Class A Interest Rate from such preceding Payment Date through the current Payment Date (calculated on the basis of a 360-day year consisting of twelve 30-day months), over (b) the amount of interest that the holders of the Class A Notes actually received on such current Payment Date.

         INTEREST PAYMENT AMOUNT: With respect to any Payment Date, an amount equal to 30 days of interest, calculated on the basis of a 360-day year consisting of twelve 30-day months, (or in the case of the first Payment
Date, the number of days from and including [          ], to but excluding
[          ]), at the Class A Interest Rate on the Note Balance as of the
close of business on the related Accounting Date or in the case of the first Payment Date, the Note Balance on the Closing Date.

         INVESTMENT PROPERTY: As defined in Section 9-115(l)(f) of Revised
Article 8.

         LIEN: Any security interest, lien, charge, pledge, preference, equity or encumbrance of any kind, including tax liens, mechanics' liens and any liens that attach by operation of law.

         LIEN CERTIFICATE: With respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party that indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

         LIQUIDATED RECEIVABLE: Any Receivable with respect to which any of the following shall have occurred with respect to any Collection Period: (i) the sale of the Financed Vehicle; (ii) all or more than 10% of any Contract Scheduled Payment is 120 days or more past due, except Receivables with respect to which the related Financed Vehicles have been repossessed within such 120 days, (iii) the Servicer has determined in good faith that all amounts it expects to be recovered have been received, or (iv) 90 days have elapsed since the Servicer repossessed the Financed Vehicle.

         LIQUIDATION PROCEEDS: With respect to a Liquidated Receivable, (i) proceeds from the disposition of Financed Vehicles securing the Liquidated Receivables, (ii) any insurance proceeds or rebates, or (iii) other monies, received from the Obligor or otherwise, less amounts required to be refunded to the Obligor.

         LOCKBOX ACCOUNT: An account maintained with a Lockbox Bank, into which payments from Obligors under Triad's portfolio of serviced contracts are deposited; provided, however that upon the occurrence of a Servicer Termination Event, the Controlling Party may, in its sole discretion, cause there to be established as the Lockbox Account a segregated account in the name of the Indenture Trustee.

         LOCKBOX AGREEMENT: The agreement with the Lockbox Bank between the Servicer and such Lockbox Bank pursuant to which the Lockbox Account is maintained; provided, however, that the Controlling Party shall approve, in its sole discretion, any new Lockbox Agreement in the event the Servicer and the Lockbox Bank enter into such an Agreement.

         LOCKBOX BANK: Initially, [          ] and its successors in
interest, and thereafter a depository institution approved by the Insurer (so long as no Insurer Default has occurred and is continuing) which provides a lockbox as part of its normal and customary services named by the Servicer at which the Lockbox Account is established and maintained as of such date; provided, however, that upon the occurrence of a Servicer Termination Event, the Controlling Party may, in its sole discretion, cause the Lockbox Account to be established at another bank.

         MANDATORY REDEMPTION DATE: The earlier of (i) the Payment Date in
[          ]and (ii) if the last day of the Funding Period occurs on or prior
to the Determination Date in [          ], then the [          ] Payment Date.

         MASTER ACCOUNT AGREEMENT: The Master Account Agreement, dated as of
[          ], among Triad, ContiTrade Services L.L.C. and [          ], as
the same may be amended or supplemented from time to time.

         MONTHLY CAPITALIZED INTEREST AMOUNT: An amount equal to the difference between (i) the product of (x) (I) 2, in the case of the
[          ] Payment Date, or (II) 30, in the case of the [          ]
Payment Date; or (III) 18, in the case of the [          ] Payment Date, (y)
the sum of (I) the Class A Interest Rate and (II) the per annum rate used to calculate the Premium payable on such Payment Date and (z) the difference between (A) the average daily aggregate principal amount of the Notes during the period since the prior Payment Date and (B) the Aggregate Principal Balance as of the last day of
the preceding Collection Period (or in the case of the [          ] Payment
Date, as of the Closing Date) and (ii) the Pre-Funding Earnings for the related Collection Period.

         MONTHLY RECORDS: All records and data maintained by the Servicer with respect to the Receivables and the Obligors, including the following with respect to each Receivable: the account number; the identity of the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number (if any); original Amount Financed or Principal Balance; original total of payments; original term; Annual Percentage Rate; current balance; pay off balance; current remaining term; contract origination date; first payment date; final scheduled payment date; next payment due date; collateral description; days currently delinquent; new/used classification; amount of the Contract Scheduled Payment; and past due late charges, if any.

         MOODY'S: Moody's Investors Service, Inc., or any successor thereto.

         NOTE: Any one of the Class A Notes executed on behalf of the Trust and issued pursuant to the Indenture in substantially the form set forth in EXHIBIT A to the Indenture.

         NOTE BALANCE: Initially, $[          ] and thereafter, an amount
equal to the initial Note Balance reduced by all amounts distributed to the Class A Noteholders that are allocable to principal. If the date of determination is a Payment Date, then such Note Balance shall be reduced by all such amounts distributed on such date.

         NOTE DISTRIBUTION ACCOUNT: The account designated as such, established and maintained pursuant to Section 4.7.

         NOTE MAJORITY: Holders of Class A Notes representing more than 50% of the Note Balance.

         NOTE POLICY: The financial guaranty insurance policy issued by the Insurer to the Indenture Trustee, for the benefit of the Noteholders.

         NOTE POLICY CLAIM AMOUNT: For any Payment Date, the excess, if any, of
(i) the sum of the Interest Payment Amount and the Principal Payment Amount for such Payment Date over (ii) the sum of the amounts actually deposited into the Note Distribution Account on such related Payment Date.

         NOTE PREFERENCE CLAIM:  As defined in Section 6.2(b).

         NOTE REGISTER:  As defined in the Indenture.

         NOTE SHORTFALL AMOUNT: For any Payment Date, the excess, if any, of (i) the sum of the Interest Payment Amount and the Payment Principal Amount for the related Payment Date, over (ii) the amount actually deposited into the Note Distribution Account on such related Payment Date from the Available Funds and any amounts deposited in the Collection Account from the Reserve Account pursuant to Section 5.1.

         NOTEHOLDER OR HOLDER: Holders of Notes registered in the Note Register, except that so long as any Notes are outstanding, solely for the purposes of giving any consent, waiver, request or demand pursuant to this Agreement, the interest evidenced by any Note registered in the name of or beneficially owned by the Servicer, or any Affiliate of the Servicer other than the Underwriter, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

         OBLIGOR: With respect to a Receivable, the purchaser or the co-purchasers of the related Financed Vehicle and any other Person or Persons who are primarily or secondarily obligated to make payments under such Receivable.

         OC STABILIZATION DATE: The first Payment Date on which the Overcollateralization Amount equals the Target Overcollateralization Amount.

         OFFICER'S CERTIFICATE:  A certificate signed by an Executive Officer.

         OLD ARTICLE 8: Article 8 of the UCC as in effect in the applicable Old
Article 8 Jurisdiction as of the date hereof.

         OLD ARTICLE 8 JURISDICTION: A jurisdiction which has not adopted Revised Article 8.

         OPINION OF COUNSEL: A written opinion of counsel reasonably acceptable in form and substance and from counsel acceptable to the Controlling Party and the Indenture Trustee or the Owner Trustee and not at the expense of the Controlling Party, Indenture Trustee or Owner Trustee.

         ORIGINAL POOL BALANCE: The sum of (i) the Aggregate Principal Balance as of the Initial Cutoff Date plus (ii) the aggregate principal balances of the Subsequent Receivables added to the Trust as of their respective Subsequent Cutoff Dates.

         OWNER TRUSTEE:  As defined in the Trust Agreement.

         OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, an amount equal to the excess, if any, of (i) the sum of (a) the remaining Aggregate Principal Balance as of the related Accounting Date and (b) all amounts, if any, in the Pre-Funding Account, over (ii) the remaining Note Balance, after giving effect to the amounts payable on such Payment Date pursuant to SECTION 4.6(b)(i) through (iv) on such Payment Date.

         OVERFUNDED CAPITALIZED INTEREST AMOUNT:

                   (i) with respect to the [          ] Payment Date, the
         excess of (a) the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) [ ], (ii) [ ]%, (iii) [ ] and
         (iv) the amount on deposit in the Pre-Funding Account (excluding
         Pre-Funding Earnings) at the close of business on [          ].

                  (ii) with respect to the [          ] Payment Date, the
         excess of (a) the amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date) over (b) the product of (i) [ ], (ii) [ ]% (iii) [ ] and
         (iv) the amount on deposit in the Pre-Funding Account (excluding
         Pre-Funding Earnings) at the close of business on [          ].

                  (iii) with respect to the [          ] Payment Date, the
         amount on deposit in the Capitalized Interest Account on such Payment Date (after giving effect to the transfer of the Monthly Capitalized Interest Amount to the Collection Account on such date).

         PAYMENT AMOUNT: With respect to a Payment Date, the sum of (i) the Available Funds as of the related Determination Date, plus (ii) the Deficiency Claim Amount, if any, with respect to such Payment Date.

         PAYMENT DATE: The [ ] day of each calendar month, or if such [ ] day
is not a Business Day, the next Business Day, commencing [          ] and
including the Final Scheduled Payment Date.

         PERMITTED LIEN: (i) the Lien in favor of the Trust, (ii) the Lien in favor of the Indenture Trustee for the benefit of the Insurer and the Noteholders, (iii) the restrictions on transferability imposed by the Related Documents and (iv) with respect to a Financed Vehicle, but not the Trust's interest in the Receivable secured by such Financed Vehicle, inchoate Liens for taxes not yet payable and mechanics' or suppliers' liens for services or materials supplied the payment of which is not yet overdue in each case arising subsequent to the Initial Cutoff Date with respect to the Initial Receivables or arising subsequent to the related Subsequent Cutoff Date with respect to the Subsequent Receivables, as applicable.

         PERSON: Any legal person, including any individual, corporation, partnership, limited liability company, joint venture, estate, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

         PHYSICAL PROPERTY: Personal property constituting Instruments or constituting "certificated securities" under Old Article 8, including bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that are susceptible of physical delivery.

         PRE-COMPUTED RECEIVABLE: Any Actuarial Receivable or Rule of 78's Receivable.

         PRE-FUNDED AMOUNT: With respect to any Payment Date, the amount on deposit in the Pre-Funding Account, (exclusive of Pre-Funding Earnings) which initially shall be the amount set forth in SECTION 4.8.

         PRE-FUNDING ACCOUNT: The account established pursuant to Section 4.1(a)(iii).

         PRE-FUNDING EARNINGS: Any investment earnings on amounts on deposit in the Pre-Funding Account.

         PREMIUM: As defined in the Insurance Agreement.

         PRINCIPAL BALANCE: With respect to any Receivable, (a) as of the applicable Cutoff Date, the Amount Financed minus (i) in the case of a Precomputed Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayment) actually received on or prior to such date and allocable to principal in accordance with the Actuarial Method and (ii) in the case of a Simple Interest Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayment) received on or prior to such date and allocable to principal in accordance with the Simple Interest Method, and (b) as of any date after the applicable Cutoff Date, the Principal Balance as of the Cutoff Date minus (i) in the case of a Precomputed Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayments) actually received on or prior to such date (but after the applicable Cutoff Date) and allocable to principal in accordance with the Actuarial Method, (ii) in the case of a Simple Interest Receivable, that portion of all payments (including all Contract Scheduled Payments and any prepayments in full or partial prepayments) received on or prior to such date (but after the applicable Cutoff Date) and allocable to principal in accordance with the Simple Interest Method and (iii) any Cram Down Loss in respect of such Receivable. The principal balance of a Liquidated Receivable for purposes other than the definition of Principal Payment Amount shall be equal to $0.

         PRINCIPAL CARRYOVER SHORTFALL: As of the close of business on any Payment Date, an amount equal to (i) the Principal Payment Amount and any outstanding Principal Carryover Shortfall from the immediately preceding Payment Date, over (ii) the amount of principal that the Noteholders actually received on such current Payment Date.

         PRINCIPAL PAYMENT AMOUNT: (i) With respect to any Payment Date other than the Final Scheduled Payment Date, the amount equal to the excess, if any, of (x) the sum of the following amounts, without duplication: (a) the principal portion of all Contract Scheduled Payments received during the related Collection Period on Precomputed Receivables (calculated in accordance with the Actuarial Method) and all payments of principal received on Simple Interest Receivables (calculated in accordance with the Simple Interest Method) during such Collection Period; (b) the principal portion of all prepayments received during the related Collection Period; (c) the portion of the Purchase Amount allocable to principal of each Receivable that became a Purchased Receivable as of the related Accounting Date and, at the option of the Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased; (d) the Principal Balance of each Receivable that first became a Liquidated Receivable during the related Collection Period; and (e) the aggregate amount of Cram Down Losses with respect to the Receivables that have occurred during the related Collection Period, over (y) the Step-Down Amount, if any, for such Payment Date and (ii) with respect to the Final Payment Date, the then outstanding Note Balance.

         PURCHASE AMOUNT: With respect to a Receivable, the Principal Balance plus interest thereon at the respective APR from the last day through which interest has been paid to the immediately preceding Accounting Date if purchased prior to the Determination Date immediately following the end of such Collection Period, and otherwise through the last day of the month of repurchase.

         PURCHASED RECEIVABLE: A Receivable that was purchased as of the close of business on the Accounting Date by the Seller or the Servicer as a result of the violation of certain representations or warranties of the Seller under this Agreement or a breach by the Servicer of certain of the Servicer's obligations.

         RATING AGENCIES: Moody's and S&P. If no such organization or successor maintains a rating on the Notes, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Company and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

         RATING AGENCY CONDITION: With respect to any action, each Rating Agency shall have been given prior notice thereof and each Rating Agency shall have notified Triad, the Insurer, the Company, the Servicer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the Class A Notes.

         RECEIVABLE: A retail installment contract (including any related promissory note and the related security agreement), and all rights and obligations under such contract, for a Financed Vehicle that is included in the Schedule of Receivables (except for Receivables that shall have become Purchased Receivables or Receivables that are replaced in accordance with the terms hereof).

         RECEIVABLE FILE: The documents listed in SECTION 2.3(a) pertaining to a particular Receivable.

         RECEIVABLES PURCHASE AGREEMENT: The Receivables Purchase Agreement,
dated as of [          ], between the Company and Triad.

         RECORD DATE: With respect to each Payment Date, the Business Day immediately preceding such Payment Date, unless otherwise specified in the Agreement.

         RECOVERIES: With respect to a Liquidated Receivable, the positive excess, if any of (i) the monies collected from whatever source subsequent to the date on which such Receivable became a Liquidated Receivable over (ii) the reasonable costs of liquidation, including reasonable out-of-pocket expenses of the Servicer in connection with such liquidation plus any amounts required by law to be remitted to the Obligor.

         REGISTRAR OF TITLES: With respect to any state, the Governmental Authority responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

         RELATED DOCUMENTS: This Agreement, the Indenture, the Trust Agreement, the Notes, the Receivables Purchase Agreement, the Underwriting Agreement, the Reserve Account Agreement, the Insurance Agreement, the Indemnification Agreement, the Premium Letter and the other agreements executed in connection with the Closing. The Related Documents executed by any party are referred to herein as "SUCH PARTY'S RELATED DOCUMENTS," "ITS RELATED DOCUMENTS" or by a similar expression.

         REPLACEMENT RECEIVABLE: With respect to any Collection Period, any Receivable (a) having a Principal Balance and APR at least equal to the Receivable it is replacing, (b) meeting the requirements of Section 2.2(b)(vi), and (c) is of the same Credit Tier as the Receivable it is replacing.

         RESERVE ACCOUNT: The account designated as the "Series 199[ ]-[ ] Spread Account," established and maintained pursuant to the Reserve Account Agreement.

         RESERVE ACCOUNT AGREEMENT: The Master Spread Account Agreement,
dated as of [          ], among the Insurer, the Indenture Trustee, and
[          ] as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

         RESPONSIBLE OFFICER: When used with respect to the Indenture Trustee or Owner Trustee, any officer of the Indenture Trustee or Owner Trustee assigned by the Indenture Trustee or Owner Trustee to administer its corporate trust affairs relating to the Trust. When used with respect to any other Person that is not an individual, the President, any Vice-President or Assistant Vice-President or the Controller of such Person, or any other officer or employee having similar functions.

         REVISED ARTICLE 8: UCC, Revised Article 8, Investment Securities (with conforming and miscellaneous amendments to Articles 1, 3, 4, 5, 9 and 10), 1994 Official Text, as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws. Unless the context requires otherwise, "Revised Article 8" means such version in the form in which it is adopted in the applicable jurisdiction.

         REVISED ARTICLE 8 JURISDICTION: A jurisdiction which has adopted Revised Article 8.

         RULE OF 78'S RECEIVABLE: Any Receivable under which the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of add-on interest payable over the term of the Receivable by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related Receivable, and the numerator of which is the number of payments remaining under such Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the Obligor and the amount of earned add-on interest calculated for the month is applied to principal reduction.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

         SCHEDULE OF RECEIVABLES: The schedule of all retail installment contracts sold and transferred to the Trust on the Closing Date attached hereto as SCHEDULE A, as it may be amended from time to time, including to remove Purchased Receivables pursuant to SECTION 2.6 or replaced Receivables pursuant to SECTION 3.7, and to add Replacement Receivables and Subsequent Receivables.

         SCHEDULE OF REPRESENTATIONS: The Schedule of Representations and Warranties of the Company attached as SCHEDULE B.

         SECURITIES ACCOUNT: As defined in Section 8-501(a) of Revised Article
8.

         SECURITIES ACT: The Securities Act of 1933, as amended.

         SECURITIES ENTITLEMENT: As defined in Section 8-102(a)(17) of Revised
Article 8.

         SECURITIES INTERMEDIARY: As defined in Section 8-102(a)(14) of Revised
Article 8.

         SELLER: Triad Financial Corporation, a California corporation, in its capacity as Seller under the Receivables Purchase Agreement.

         SERVICER: Triad Financial Corporation, a California corporation, its successor in interest pursuant to SECTION 8.2 or, after any termination of the Servicer upon a Servicer Termination Event, the Backup Servicer or any other successor Servicer.

         SERVICER EXPENSES: For any Collection Period, expenses associated with the repossession of Financed Vehicles.

         SERVICER FEE: With respect to any Payment Date, the fee payable to the Servicer for services rendered during the related Collection Period, which shall be equal to the sum of (i) one-twelfth of [ ]% multiplied by the Aggregate Principal Balance as of the open of business on the first day of the related Collection Period and (ii) any late fees received with respect to the Receivables during such related Collection Period.

         SERVICER TERMINATION EVENT: An event described in SECTION 9.1.

         SERVICER TRANSITION EXPENSES: As defined in SECTION 9.3(c).

         SERVICER'S CERTIFICATE: With respect to each Determination Date, a certificate, completed by and executed on behalf of the Servicer, in accordance with SECTION 3.9, substantially in the form attached as EXHIBIT A.

         SIMPLE INTEREST METHOD: The method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid balance multiplied by the period of time (based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

         SIMPLE INTEREST RECEIVABLE: Any Receivable under which principal and interest is allocated according to the Simple Interest Method.

         STATE: Any state of the United States of America, or the District of Columbia.

         STEP-DOWN AMOUNT: With respect to any Payment Date, the excess, if any of (a) the Overcollateralization Amount calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of Principal Payment Amount is distributed as principal on the Notes) over (b) the Target Overcollateralization Amount on such Payment Date.

         SUBSEQUENT CUTOFF DATE: The date specified in the related Subsequent Transfer Agreement, provided, however that such date shall be on or before the Subsequent Transfer Date.

         SUBSEQUENT PURCHASE AGREEMENT: An agreement by and between the Company and Triad pursuant to which the Company will acquire Subsequent Receivables.

         SUBSEQUENT RECEIVABLES: The Receivables transferred to the Purchaser pursuant to Section 2.2, which shall be listed on Schedule A to the related Subsequent Transfer Agreement.

         SUBSEQUENT TRANSFER AGREEMENT: The agreement among the Trust, the Company and the Servicer, substantially in the form of Exhibit A.

         SUBSEQUENT TRANSFER DATE: With respect to Subsequent Receivables, any date, occurring not more frequently than once a month, during the Funding Period on which Subsequent Receivables are to be transferred to the Trust pursuant to this Agreement, and a Subsequent Transfer Agreement is executed and delivered to the Trust.

         TARGET OVERCOLLATERALIZATION AMOUNT: With respect to any Payment Date, an amount equal to the product of (i) [ ]% (or such lesser percentage as the Insurer may decide in its sole discretion), and (ii) the sum of (a) the remaining Aggregate Principal Balance and (b) amounts, if any, in the Pre-Funding Account, each determined as of the related Accounting Date.

         TRIAD: Triad Financial Corporation, a California corporation.

         TRUST: Triad Auto Receivables Owner Trust 199[ ] - [ ], a Delaware business trust.

         TRUST ACCOUNT: As defined in SECTION 4.1(c).

         TRUST ACCOUNT PROPERTY: The Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) and all proceeds of the foregoing.

         TRUST AGREEMENT: The Amended and Restated Trust Agreement, dated as
of [          ], among [          ], as certificateholder, [          ], as
depositor, Triad Financial Corporation and [          ] as Owner Trustee.

         TRUST PROPERTY: The property and proceeds conveyed pursuant to
SECTION 2.1 and SECTION 2.2, together with certain monies paid after the applicable Cutoff Date with respect to the Receivables, the Trust Accounts (including all Eligible Investments therein and all proceeds therefrom), the rights of the Trust under this Agreement and the rights of the Company under the Receivables Purchase Agreement or each Subsequent Purchase Agreement, as
the case may be. Although [          ] has pledged the Reserve Account to the
Collateral Agent pursuant to the Reserve Account Agreement, the Reserve Account shall not under any circumstances be deemed to be part of or otherwise includable in the Trust or in the Trust Property.

         UNCERTIFICATED SECURITY: As defined in Section 8-102(a)(18) of Revised
Article 8.

         UNDERWRITER: [          ].

         UNDERWRITING CRITERIA: The criteria used by Triad for purchasing contracts.

         UCC: The Uniform Commercial Code as in effect in the relevant jurisdiction.

         SECTION 1.2. USAGE OF TERMS. With respect to all terms used in this Agreement, the singular includes the plural and the plural includes the singular, words importing one gender include the other gender, references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form, references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement, references to Persons include their permitted successors and assigns, and the terms "include" or "including" mean "include without limitation" or "including without limitation."

         SECTION 1.3. CALCULATIONS. All calculations of the amount of interest accrued on the Notes and all calculations of the amount of fees to be paid pursuant hereto, including without limitation, the fees to be paid to the Servicer shall be made on the basis of a 360-day year consisting of twelve 30-day months. All references to the Principal Balance of a Receivable as of an Accounting Date shall refer to the close of business on such day.

         SECTION 1.4. SECTION REFERENCES. All references to Articles, Sections, paragraphs, subsections, exhibits and schedules shall be to such portions of this Agreement unless otherwise specified.

         SECTION 1.5. ACTION BY OR CONSENT OF NOTEHOLDERS. Whenever any provision of this Agreement refers to action to be taken or consented to by Noteholders, such provision shall be deemed to refer to Noteholders of record as of the Record Date immediately preceding the date on which such action is to be taken or consent given by Noteholders. Solely for purposes of any action to be taken or consented to by Noteholders, any Note registered in the name of, or beneficially owned by, Triad, the Company or any Affiliate thereof other than the Underwriter shall be deemed not to be outstanding; PROVIDED, HOWEVER, that, solely for the purpose of determining whether the Indenture Trustee is entitled to rely upon any such action or consent, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. The Indenture Trustee or Note Registrar may require such additional proof of any matter referred to in this
SECTION 1.5 as it shall deem necessary.

         SECTION 1.6. NO RECOURSE. Without limiting the obligations of Triad hereunder, no recourse may be taken, directly or indirectly, under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against any stockholder, officer or director, as such, of Triad, the Company, the Servicer, the Underwriter, the Backup Servicer, the Owner Trustee (in its individual or trust capacities) or the Indenture Trustee or of any predecessor or successor of Triad, the Company, the Servicer, the Underwriter, the Backup Servicer, the Owner Trustee (in its individual or trust capacities) or the Indenture Trustee.

         SECTION 1.7. NONPETITION COVENANT. Until one year and one day following the payment in full of all amounts due in respect of the Notes, none of the Company, the Servicer, the Indenture Trustee, Triad nor the Backup Servicer shall petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the

Company or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company or the Trust.

         SECTION 1.8. LIMITATION ON TRUST FUND ACTIVITIES. Notwithstanding any other provision in this Agreement to the contrary, the Indenture Trustee and the Insurer shall have no power to vary the investment of the Noteholders within the meaning of Treasury Department Regulation ss. 301.7701-4(c) or to engage in business on behalf of the Trust unless the Indenture Trustee shall have received an Opinion of Counsel that such activity shall not cause the Trust to be an association or a publicly traded partnership taxable as a corporation for federal income tax purposes.

         SECTION 1.9. MATERIAL ADVERSE EFFECT. Whenever a determination is to be made under this Agreement as to whether a given event, action, course of conduct or set of facts or circumstances could or would have a material adverse effect on the Noteholders or the Certificateholders (or any similar or analogous determination), such determination shall be made without taking into account the funds available from claims under the Note Policy.


                                   ARTICLE II
           CONVEYANCE OF RECEIVABLES; ACCEPTANCE BY INDENTURE TRUSTEE

         SECTION 2.1 CONVEYANCE OF INITIAL RECEIVABLES.

         (a) Subject to the terms and conditions of this Agreement, the Company hereby sells, transfers, assigns and otherwise conveys to the Trust, without recourse (but without limitation of its obligations under this Agreement): (1) all of the right, title and interest of the Company in and to the Initial Receivables and all monies due or received thereunder or in respect thereof on or after the Initial Cutoff Date including amounts due on or before the Initial Cutoff Date but received by Triad, the Company or the Trust after the Initial Cutoff Date (including all Liquidation Proceeds and recoveries received with respect to such Receivables); and (2) all of the right, title and interest of Triad and the Company in and to (i) the security interests of Triad and the Company in the related Financed Vehicles and any other interest of Triad and the Company in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles, (ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Initial Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums relating to the Initial Receivables, (iii) the rights of Triad and the Company against Dealers with respect to the Initial Receivables under the Dealer Agreements and the Dealer Assignments, (iv) the rights of Triad and the Company against Correspondents with respect to the Initial Receivables under the Correspondent Agreements and the Correspondent Assignments, (v) all items contained in the related Receivable Files and any and all other documents that Triad keeps on file in accordance with its customary procedures relating to the Initial Receivables, the

Obligors or the related Financed Vehicles, (vi) property (including the right to receive future Liquidation Proceeds) that secures any of the Initial Receivables and that has been acquired by or on behalf of the Company or the Trust pursuant to the liquidation of any such Initial Receivable, (vii) the rights of the Company under the Receivables Purchase Agreement, (viii) all funds on deposit from time to time in the Collection Account, the Note Distribution Account, Pre-Funding Account and the Capitalized Interest Account, including all income thereon and proceeds thereof, (ix) all of the right, title and interest of the Company in and to refunds for the costs of extended service contracts with respect to the Financed Vehicles and (x) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing. It is the intention of the Company and the Trust that the transfer and assignment contemplated by this Agreement shall constitute a sale of the Receivables and the other Trust Property from the Company to the Trust and the beneficial interest in and title to the Receivables and the other Trust Property shall not be part of the Company's estate in the event of the filing of a bankruptcy petition by or against the Company under any bankruptcy law.

         (b) If, notwithstanding the intent of the Company and the Trust, the transfer and assignment contemplated hereby is held not to be a sale, the Company hereby grants a first priority security interest to the Trust in the property referred to in this SECTION 2.1, for the benefit of the Noteholders and the Insurer and this Agreement shall constitute a security agreement. The execution and delivery of this Agreement shall constitute an acknowledgment by the Company and the Indenture Trustee on behalf of the Noteholders that, solely for income and franchise tax purposes, until the Certificates are held by more than one Person or the Trust is recharacterized as a separate entity, the Trust will be disregarded as an entity separate from its owner and the Notes will be treated as debt. The powers granted and obligations undertaken in this Agreement shall be construed so as to further such intent.

         (c) In connection with the grant of the security interest in paragraph
(b) above, the Company shall cause the Servicer to file the following financing statements:

                  (i) Form UCC-1 filed with the Secretary of State of California, naming Triad as the debtor, the Company as the secured party, and Receivables and the Trust Property as collateral;

                  (ii) Form UCC-2 filed with the Secretary of State of California, naming Triad as the debtor, the Company as the secured party, the Indenture Trustee as assignee and the Receivables and the Trust Property as collateral;

                  (iii) Form UCC-1 filed with the Secretary of State of New York and Delaware, naming the Company as the debtor, the Trust as secured party the Indenture Trustee as assignee and the Receivables and the Trust Property as collateral;

                  (iv) Form UCC-1 filed with the Secretary of State of Delaware, naming the Trust as the debtor, the Indenture Trustee as the secured party and the Indenture Collateral as collateral.

         (d) The Company hereby directs the Trust to, and the Trust does hereby, accept the Trust Property conveyed by the Company to the Trust pursuant to this
SECTION 2.1.

         (e) The conveyance of the Receivables and the other Trust Property with respect thereto shall take place at a closing (the "CLOSING") at the offices of Dechert Price & Rhoads, 30 Rockefeller Plaza, New York, New York 10112, on the Closing Date.

         SECTION 2.2. CONVEYANCE OF SUBSEQUENT RECEIVABLES.

         (a) Subject to paragraph (b) below and the terms and conditions of this Agreement, the Company hereby sells, transfers, assigns and otherwise conveys to the Trust, without recourse (but without limitation of its obligations under this Agreement): (1) all of the right, title and interest of the Company in and to the Subsequent Receivables and all monies due or received thereunder or in respect thereof after the Subsequent Cutoff Date including amounts due on or before the Subsequent Cutoff Date but received by Triad, the Company or the Trust after the Subsequent Cutoff Date (including all Liquidation Proceeds and recoveries received with respect to such Subsequent Receivables); and (2) all of the right, title and interest of Triad and the Company in and to (i) the security interests of Triad and the Company in the related Financed Vehicles and any other interest of Triad and the Company in the related Financed Vehicles, including the certificates of title with respect to such Financed Vehicles, (ii) the Insurance Policies and any proceeds from any Insurance Policies relating to the Subsequent Receivables, the Obligors or the related Financed Vehicles, including rebates or refunds of premiums relating to the Subsequent Receivables,
(iii) the rights of Triad and the Company against Dealers with respect to the Subsequent Receivables under the Dealer Agreements and the Dealer Assignments,
(iv) the rights of Triad and the Company against Correspondents with respect to the Subsequent Receivables under the Correspondent Agreements and the Correspondent Assignments, (v) all items contained in the related Receivable Files and any and all other documents that Triad keeps on file in accordance with its customary procedures relating to the Subsequent Receivables, the Obligors or the related Financed Vehicles, (vi) property (including the right to receive future Liquidation Proceeds) that secures any of the Subsequent Receivables and that has been acquired by or on behalf of the Company or the Trust pursuant to the liquidation of any such Receivable, (vii) the rights of the Company under the Subsequent Receivables Purchase Agreement, (viii) all funds on deposit from time to time in the Collection Account, the Note Distribution Account, the Pre-Funding Account and the Capitalized Interest Account, including all income thereon and proceeds thereof, (ix) all of the right, title and interest of the Company in and to refunds for the costs of extended service contracts with respect to the Financed Vehicles and (x) all proceeds and investments of any of the foregoing, all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any of the foregoing.

         (b) The Company shall transfer to the Issuer the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Company shall have provided the Indenture Trustee, the Owner Trustee, the Insurer and the Rating Agencies with (i) an Addition Notice not later than seven (7) Business Days prior to such Subsequent Transfer Date, (ii) an electronic transmission of the information on the related Subsequent Receivables set forth in such Addition Notice and (iii) any other information reasonably requested by any of the foregoing with respect to the Subsequent Receivables;

                  (ii) the Company shall have delivered to the Owner Trustee, the Insurer and the Indenture Trustee a duly executed Subsequent Transfer Agreement which shall include supplements to Schedule A, listing the Subsequent Receivables;

                  (iii) the Company shall, to the extent required by SECTION 3.2, have deposited in the Collection Account all collections in respect of the Subsequent Receivables;

                  (iv) as of each Subsequent Transfer Date, (A) the Company shall not be insolvent and shall not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date, (B) the Company shall not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Company shall not constitute unreasonably small capital to carry out its business as conducted;

                  (v) the Funding Period shall not have terminated;

                  (vi) after giving effect to any transfer of Subsequent Receivables on a Subsequent Transfer Date, the Receivables transferred to the Trust pursuant hereto shall meet the following criteria (based on the characteristics of the Initial Receivables on the Initial Cutoff Date and the Subsequent Receivables on the related Subsequent Cutoff Dates) as such information is provided to the Indenture Trustee by the
         Servicer: (a) the weighted average APR of such Receivables transferred to the Trust shall not be less than one percent less than the weighted average APR of the Initial Receivables on the Initial Cutoff Date, unless, with the prior consent of the Rating Agencies and the Insurer, the Company increases the Reserve Account Initial Deposit with respect to such Subsequent Receivables by the amount required by the Insurer;
         (b) the weighted average remaining term of the Receivables transferred to the Trust shall not be greater than [ ] months nor less than [ ] months; (c) not more than [ ]% of the aggregate Principal Balance of such Receivables will represent financing of used Financed Vehicles;
         (d) the APR is not less than [ ]% nor more than [ ]%; (e) not more than [ ]% of the aggregate Principal Balance of such Receivables will represent Receivables designated in Credit Tier 3, not more than [ ]% of the aggregate Principal Balance of the Receivables will represent Receivables designated in Credit Tier 4, not more than [ ]% of the aggregate Principal Balance of the Receivables will represent Receivables designated in Credit Tier 5 and not more than [ ]% of the aggregate Principal Balance of the Receivables will represent Receivables designated in Credit Tier 6; (f) no such Receivable will represent financing of a Financed Vehicle which is older than a [ ] model year; (g) not more than [ ]% of the aggregate Principal Balance of such Receivables have been conveyed to Triad pursuant to Correspondent Assignments, and not more than [ ]% of the aggregate Principal Balance of such Receivables have been conveyed to Triad by any one Correspondent; additionally, the Trust, the Indenture Trustee, the Owner Trustee and the Insurer shall have received a written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (f);

                  (vii) each of the representations and warranties made by the Company pursuant to SECTION 3.1 with respect to the Subsequent Receivables to be transferred on such Subsequent Transfer Date shall be true and correct as of the related Subsequent Transfer Date, and the Company shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

                  (viii) the deposit into the Reserve Account of the amounts required by Section 3.01(c) of the Reserve Account Agreement;

                  (ix) the Company shall deliver or have previously delivered the related Receivables Files to the Custodian, and the Custodian shall acknowledge the receipt of such files by delivery of a certificate in form of Exhibit C hereto.

                  (x) the Company shall have taken any action required to maintain the first priority perfected ownership interest of the Trust in the Trust Property and the first perfected security interest of the Indenture Trustee in the Indenture Collateral pledged under the Indenture;

                  (xi) no selection procedures adverse to the interests of the Noteholders or the Insurer shall have been utilized in selecting the Subsequent Receivables;

                  (xii) the addition of any such Subsequent Receivables shall not result in a material adverse tax consequence to the Trust or the Noteholders;

                  (xiii) the Company shall cause to be delivered (A) to the Rating Agencies, the Insurer and the Owner Trustee Opinions of Counsel with respect to the transfer of such Subsequent Receivables substantially in the form of the Opinions of Counsel delivered to the Rating Agencies and the Insurer on the Closing Date and (B) to the Indenture Trustee the Opinion of Counsel required by Section 11.2(j) regarding true sale, non-consolidation, perfection and other matters satisfactory in form and in substance to the Insurer;

                  (xiv) each Rating Agency shall have confirmed in writing to the Indenture Trustee and the Insurer that the rating on the Notes shall not be withdrawn or reduced as a result of the transfer of such Subsequent Receivables to the Trust;

                  (xv) the Insurer (so long as an Insurer Default shall not have occurred and be continuing), in its absolute and sole discretion, shall have approved in writing to the Indenture Trustee the transfer of such Subsequent Receivables to the Trust;

                  (xvi) the Company shall have received a reasonably equivalent value in exchange for the sale of the Subsequent Receivables;

                  (xvii) the Company shall have delivered to the Insurer and the Indenture Trustee an Officers' Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b).

         SECTION 2.3. CUSTODY OF RECEIVABLE FILES.

         (a) The Company shall cause to be delivered the following documents and/or instruments (with respect to each Receivable) to the Custodian on or prior to the Closing Date with respect to the Initial Receivables, and the applicable Subsequent Transfer Date with respect to the Subsequent Receivables:

                  (i) The fully executed original of the Receivable (together with any agreements modifying the Receivable, as applicable, including any extension agreements, provided that the Custodian shall not have to certify the receipt of any such agreements modifying or extending the Receivable); and

                  (ii) The original Lien Certificate (when received) indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of Triad as first lienholder or secured party (including any Lien Certificate received by Triad), or, if such original Lien Certificate has not yet been received, a copy of the application therefor or a representation from the Dealer certifying as to the application thereof, if any, showing Triad as secured party. Prior to the Closing Date, the Custodian shall (A) conduct a physical inventory of the Receivables Files relating to the Receivables in order to confirm that the Custodian is in possession of a Receivable File for each Receivable listed in the relevant Schedule of Receivables delivered to the Custodian and (b) perform a review of the Receivables Files relating to such Receivables that would enable the Custodian to determine that each Receivable File includes (i) a fully executed original retail installment sales contract or promissory note and (ii) the original or copy of a Lien Certificate or application therefor or such other documents received from the relevant authority showing Triad as the secured party. As evidence of the performance of such inventory and review, on or prior to the Closing Date, the Custodian shall deliver to the Insurer, the Owner Trustee, the Company and the Servicer, and Acknowledgment in the form of Exhibit C hereto.

         (b) Upon payment in full of any Receivable (including upon payment by Triad or the Servicer of the Purchase Amount) or replacement of a Receivable, the Servicer shall notify the Custodian pursuant to a certificate of an authorized representative of the Servicer in the form of EXHIBIT B and shall request delivery of the Receivable and Receivable File to the Servicer. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an authorized representative of the Servicer in the form of EXHIBIT B and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer, as agent and bailee of the Custodian. The Servicer's receipt of a Receivable and/or Receivable File pursuant to the prior sentence shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is paid in full, liquidated, purchased, repurchased or replaced.

         (c) The Custodian shall maintain the Receivable Files it has received at its principal office or at such other office as shall from time to time be identified to the Servicer, the Insurer and the Owner Trustee, and the Custodian will hold such Receivable Files in such office on behalf of the Noteholders and the Insurer, clearly identified as being separate from any other instruments and files on its records, including other instruments and files held by the Indenture Trustee. Each Receivable shall be identified on the books and records of the Custodian in a manner that (i) is consistent with practices of a commercial bank acting in the capacity of custodian with respect to similar receivables and (ii) is otherwise necessary, as reasonably determined by the Custodian, to comply with the terms of this Agreement.

         SECTION 2.4. CONDITIONS PRECEDENT TO ISSUANCE BY TRUST. As conditions to the Indenture Trustee's authentication and delivery of the Notes on the Closing Date, the Indenture Trustee and the Insurer shall have received the following on or before the Closing Date:

         (a) The Schedule of Initial Receivables certified by an Executive Officer of the Seller;

         (b) The acknowledgment (including an exceptions listing, if any) of the Indenture Trustee stating that it holds the Receivable Files relating to the Initial Receivables and has reviewed such Receivable Files and such Receivable Files contain the items set forth in SECTION 2.3(a)(i) and (ii);

         (c) Copies of resolutions of the Board of Directors of the Company approving the execution, delivery and performance of the Company's Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of the Company;

         (d) Copies of resolutions of the Board of Directors of Triad approving the execution, delivery and performance of its Related Documents and the transactions contemplated hereby and thereby, certified by a Secretary or an Assistant Secretary of Triad;

         (e) Opinions from Dechert Price & Rhoads and Helen R. Kraus, General Counsel of Triad, and local counsel for California with respect to the Trust's first priority perfected security interest or ownership interest in the Receivables and the Financed Vehicles and copies of any financing statements which have been or will be attached to such opinions;

         (f) An executed copy of each Related Document; and

         (g) The executed Note Policy, issued to the Indenture Trustee for the benefit of the Noteholders.

         SECTION 2.5. REPRESENTATIONS AND WARRANTIES OF COMPANY. By its execution of this Agreement, the Company makes the following representations and warranties on which the Trust relies in accepting the Receivables and the other Trust Property and in issuing the Notes and on which the Indenture Trustee relies in authenticating the Notes and upon which the Insurer shall be deemed to rely in issuing the Note Policy. Unless otherwise specified, such representations and warranties speak as of the Closing Date in the case of the Initial Receivables and as of the related Subsequent Transfer Date in the case of Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Trust.

         (a) SCHEDULE OF REPRESENTATIONS. The representations and warranties set forth on the Schedule of Representations set forth in Schedule B attached hereto are true and correct in all material respects.

         (b) ORGANIZATION AND GOOD STANDING. The Company has been duly organized and is validly existing as a corporation under the laws of the
State of [          ], with power and authority to own its properties and to
conduct its business as such properties are currently owned and such business is currently conducted.

         (c) DUE QUALIFICATION. The Company is duly qualified to do business and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualification.

         (d) POWER AND AUTHORITY. The Company has the power and authority to execute and deliver its Related Documents and to carry out their terms; the Company has power and authority to sell and assign the Receivables and the other Trust Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to and deposit with the Trust by all necessary corporate action; and the execution, delivery and performance of the Company's Related Documents have been duly authorized by the Company by all necessary corporate action.

         (e) BINDING OBLIGATIONS. The Company's Related Documents, when duly executed and delivered by the other parties thereto, shall constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (f) NO VIOLATION. The execution, delivery and performance by the Company of its Related Documents, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Company, or any indenture, agreement, mortgage, deed of trust, commitment letter or other instrument to which the Company is a party or by which it or its properties are bound, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust, commitment letter or other instrument or (iii) to the Company's knowledge, violate any law, order, rule or regulation applicable to the Company of any Governmental Authority having jurisdiction over the Company or its properties.

         (g) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the Company's knowledge, threatened against the Company, before any Governmental Authority having jurisdiction over the Company or its properties
(i) asserting the invalidity of any of the Related Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by any of the Related Documents, (iii) seeking any determination or ruling that would have a material adverse effect on the performance by the Company of its obligations under, or the validity or enforceability of, any of the Related Documents.

         (h) NO CONSENTS. No consent approval, license, authorization or order of, or declaration, registration or filing with, any Governmental Authority or other Person is required to be made by the Company in connection with the execution, delivery or performance of its Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained.

         (i) CHIEF EXECUTIVE OFFICE. The chief executive office of the Company
is located at [          ].

         SECTION 2.6. REPURCHASE OR REPLACEMENT OF RECEIVABLES UPON BREACH OF WARRANTY. Upon discovery by any of the Company, the Servicer or the Indenture Trustee of a breach of any of the representations and warranties of Triad contained in SECTION 3.1(a) of the Receivables Purchase Agreement that has a material adverse effect on the interests of the Noteholders or the Insurer in any Receivable, the party discovering such breach shall give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect the obligation of Triad under SECTION 5.1 of the Receivables Purchase Agreement. Triad hereby acknowledges its obligations to repurchase or replace such Receivable in accordance with the terms set forth in the Receivables Purchase Agreement and further acknowledges that the provisions of SECTION 5.1 of the Receivables Purchase Agreement are intended to grant the Trust and the Indenture Trustee a direct right against Triad to demand performance thereunder.

         SECTION 2.7. INDENTURE TRUSTEE'S ASSIGNMENT OF RECEIVABLES. With respect to all Purchased Receivables and replaced Receivables, the Trust and the Indenture Trustee shall take any and all actions reasonably requested by the Servicer, at the Servicer's expense, to assign, without recourse, representation or warranty, to the Servicer, all the Trust's and the Indenture Trustee's right, title and interest in and to such Purchased Receivables or replaced Receivables and the other Trust Property with respect thereto, such assignment being an assignment outright and not for security; and the Servicer, shall thereupon own such Purchased Receivables or replaced Receivables and the other Trust Property related thereto, free of any further obligation to the Trust, the Indenture Trustee or the Noteholders with respect thereto. The Trust and the Indenture Trustee shall take any and all actions reasonably requested by the Servicer, at the expense of the requesting party, to release its security interest in each Purchased Receivable or replaced Receivable and in the other Trust Property with respect thereto. The Servicer shall remove each Purchased Receivable or replaced Receivable from the Schedule of Receivables and mark the Electronic Ledger accordingly. The Servicer shall deliver any supplements to the Schedule of Receivables to the Company, the Insurer and the Indenture Trustee and the Owner Trustee. Notwithstanding the foregoing, although the Trust and the Indenture Trustee, as applicable, shall be required to execute documentation related to the foregoing, neither the Trust nor the Indenture Trustee shall be required to prepare any such documentation.

         SECTION 2.8. COLLECTION OF LIEN CERTIFICATES. The Servicer shall use its best efforts to collect each Lien Certificate from the applicable Registrar of Titles as promptly as practicable and, pending receipt of each Lien Certificate from such Registrar of Titles, shall supply written evidence reasonably acceptable to the Indenture Trustee that each such Lien Certificate has been applied for. If a Lien Certificate with respect to a Receivable showing Triad as first lienholder is not received by the Indenture Trustee within one hundred eighty (180) days after the Closing Date with respect to an Initial Receivable or one hundred eighty (180) days after the related Subsequent Transfer Date with respect to a Subsequent Receivable, the Servicer shall be obligated to purchase or replace such Receivable under SECTION 3.7.


                                   ARTICLE III
                   ADMINISTRATION AND SERVICING OF RECEIVABLES

         SECTION 3.1 DUTIES OF THE SERVICER. The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions that service motor vehicle retail installment contracts and, to the extent more exacting, with the degree of skill and attention that the Servicer exercises from time to time with respect to comparable motor vehicle receivables that it services for itself or others provided, however, that the Servicer shall not materially change its servicing standards and procedures without the prior written consent of the Insurer, which consent shall not be unreasonably withheld; provided further, however, such consent shall not be required if the Servicer has given the Insurer notice in writing of such request and the Insurer has not responded to any request for consent within five (5) Business Days of receipt of such request. In performing such duties, it shall comply with its current servicing policies and procedures, as such servicing policies and procedures may be amended from time to time, so long as such amendments shall not materially and adversely affect the interests of the Noteholders, the Insurer or the Trust. The Servicer's duties shall include, without limitation, notifying each Obligor to make its Contract Scheduled Payments and all other payments on the Receivables directly to the Lockbox Bank, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending statements or payment coupons to Obligors, reporting tax information to Obligors, monitoring the collateral, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Insurer with respect to distributions, monitoring the status of the Insurance Policies, maintaining the collateral insurance, if any, and performing the other duties specified herein.

         The Servicer shall: (a) maintain a lenders comprehensive single interest or other collateral protection insurance policy with respect to all Financed Vehicles, which policy by its terms insures against physical damage in the event (i) any Obligor fails to maintain physical damage insurance with respect to the related Financed Vehicle, and under which lenders comprehensive single interest policy the Servicer will be the named insured and the Indenture Trustee shall be named additional insured, (ii) or the Financed Vehicle is repossessed; (b) implement such other collateral protection in a manner that is customary and standard for servicers of receivables in the same general area as the Servicer and for receivables comparable to the Receivables, which may include self-insurance or (c) implement other insurance coverage acceptable to the Controlling Party. The Servicer or its agents shall monitor the status of the Insurance Policies in accordance with its customary servicing procedures. If the Servicer shall determine that an Obligor has failed to obtain or maintain an Insurance Policy covering the related Financed Vehicle (including during the repossession of such Financed Vehicle against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance), the Servicer shall be diligent in carrying on its customary servicing procedures to enforce the rights of the holder of the Receivable thereunder to ensure that the Obligor obtains such Insurance Policy. The Servicer shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements (and shall maintain possession of the Dealer Agreements, as appropriate, to the extent it is necessary to do so), the Dealer Assignments and the Insurance Policies, as appropriate, to the extent such Dealer Agreements, Dealer Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors.

         To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies and procedures and shall have full power and authority, acting alone, to do any and all things in connection with management, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and the Financed Vehicles; PROVIDED, HOWEVER, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor, except that the Servicer may forego collection efforts if the amount subject to collection is DE MINIMIS and if it would forego collection of such amount in accordance with its customary procedures. The Servicer is authorized to release Liens on Financed Vehicles granted by the Receivables in order to collect insurance proceeds with respect thereto and to liquidate such Financed Vehicles in accordance with its customary standards, policies and procedures.

         The Servicer is hereby authorized to commence, in its own name or in the name of the Trust or the Indenture Trustee (provided that, if the Servicer is acting in the name of the Indenture Trustee, it has obtained the Indenture Trustee's written consent, which consent shall not be unreasonably withheld), legal proceedings to enforce Receivables or to commence or participate in any other legal proceedings (including bankruptcy proceedings) relating to or involving Receivables, Obligors or Financed Vehicles. If the Servicer commences or participates in such legal proceedings in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivables to the Servicer solely for purposes of commencing or participating in any such proceedings as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceedings. The Indenture Trustee and the Trust shall furnish the Servicer with any powers of attorney and other documents that the Servicer may reasonably request and that the Servicer deems necessary or appropriate and take any other steps that the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

         SECTION 3.2. COLLECTION OF RECEIVABLE PAYMENTS, MODIFICATIONS OF RECEIVABLES; LOCKBOX ACCOUNT.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to comparable motor vehicle receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Insurance Policies and the other Trust Property serviced by it in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

         (b) Notwithstanding anything to the contrary provided in this Agreement, the Servicer will not (i) forgive any periodic or other Contract Scheduled Payment due on such Receivable, (ii) permit any modification with respect to any Receivable that would increase or decrease the Annual Percentage Rate on such Receivable, or defer the payment of any principal or interest or any periodic or other scheduled payment due on such Receivable, unless the Obligor is in default under a Receivable or is likely to default on such Receivable in the foreseeable future, provided, however, that notwithstanding the foregoing, the Servicer may permit any such modifications or deferrals described in this clause (ii) if such modification or deferral is required by court order, (iii) reduce or increase the Principal Balance on such Receivable (except in connection with actual payments of periodic or other scheduled payments or principal prepayments) unless any such modification is required by court order, (iv) other than in connection with a Liquidated Receivable, release any Lien in favor of the Servicer or the Trust securing a Receivable or (v) extend the final maturity date of any Receivable; PROVIDED, HOWEVER, that the Servicer may grant an extension or deferral of the final maturity date of a Receivable, if the Servicer, in its sole discretion, determines that (A) the Receivable is in default or default on such Receivable is likely to occur in the foreseeable future, and (B) that the value of the Receivable will be enhanced by such extension; and, PROVIDED, FURTHER, that the Servicer shall not (1) grant more than three extensions and/or deferrals in the aggregate with respect to a Receivable, (2) grant more than one extension or deferral per calendar year with respect to a Receivable, (3) grant an extension or deferral for more than one calendar month with respect to a Receivable or (4) grant an extension or deferral with respect to a Receivable, if immediately after giving effect thereto, the sum of the Principal Balance of Receivables in respect of which extensions and/or deferrals in the aggregate had been granted would exceed more than one percent of the Aggregate Principal Balance.

         (c) The Servicer shall, prior to the Closing Date with respect to Initial Receivables and prior to the related Subsequent Transfer Date with respect to Subsequent Receivables, notify each Obligor to make its payments with respect to the Receivables directly to the Lockbox Bank. The Servicer shall use its best efforts to cause Obligors to make all payments on the Receivables whether by check or by direct debit of the Obligor's bank account, to be made to the Lockbox Bank. The Servicer shall use its best efforts to cause the Lockbox Bank to deposit all available Contract Scheduled Payments with respect to the Receivables in the Lockbox Account no later than the first (1st) Business Day after receipt, and to cause all available amounts on deposit in the Lockbox Account with respect to such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments in the Lockbox Account. All amounts received by the Servicer, Triad or the Company in respect of the Receivables in the form of checks with payment coupons shall be deposited directly to the Lockbox Bank immediately upon receipt, but in no event later than the second (2nd) Business Day after receipt of such payment. Other payments received by each of the Servicer, Triad and the Company will be deposited into a local servicing account for processing immediately upon receipt, and then transferred to the Collection Account no later than the second
(2nd) Business Day after receipt of available amounts. The Lockbox Account shall be a demand deposit account, or at the request of the Controlling Party, an Eligible Account. Upon the occurrence of a Servicer Termination

Event, the Controlling Party may, in its sole discretion, elect to change the identity of the Lockbox Bank and transfer the Lockbox Account to a segregated account in the name of the Indenture Trustee.

         (d) On the Closing Date, the Servicer shall deposit or cause to be deposited into the Collection Account all amounts collected with respect to the Initial Receivables from the Initial Cutoff Date to the fourth (4th) Business Day preceding the Closing Date. As soon as possible thereafter and in accordance with the provisions of this Agreement, all amounts collected with respect to the Initial Receivables from such date to the Closing Date shall be deposited into the Collection Account.

         (e) On each Subsequent Transfer Date, the Servicer shall deposit or cause to be deposited into the Collection Account all amounts collected with respect to the Subsequent Receivables from the related Subsequent Cutoff Date to the fourth (4th) Business Day preceding the Closing Date. As soon as possible thereafter and in accordance with the provisions of this Agreement, amounts collected with respect to the Subsequent Receivables from any such date to the Closing Date shall be deposited into the Collection Account.

         (f) In the event the Servicer shall for any reason no longer be acting as such, the Backup Servicer or successor Servicer shall thereupon (i) assume the rights and obligations of the Servicer relating to the Receivables and (ii)
(1) assume all of the rights and, from the date of assumption, all of the obligations of the outgoing Servicer relating to the Receivables under any Lockbox Agreement to which the Servicer is a party or (2) establish a different Lockbox Account for the benefit of the Trust with the prior written consent of the Insurer and notify each Obligor of the new Lockbox Bank to which its payments should be sent. If the Backup Servicer or successor Servicer assumes an existing Lockbox Agreement to which the Servicer is a party, the Backup Servicer or any other successor Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein relating to the Receivables and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability, or obligations on the part of the outgoing Servicer to the Lockbox Bank under such Lockbox Agreement. The outgoing Servicer shall, upon request of the Indenture Trustee, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to the Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and otherwise use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer.

         (g) Notwithstanding any third-party processing arrangement, or any of the provisions of this Agreement relating to any third-party processing arrangement, the Servicer shall remain obligated and liable to the Trust, the Indenture Trustee, the Insurer and the Noteholders for servicing and administering the Receivables and the other Trust Property serviced by it in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

         SECTION 3.3. REALIZATION UPON RECEIVABLES.

         (a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as practicable after default on such Receivable, but in no event later than the date on which all or a portion of a Contract Scheduled Payment has become 120 days delinquent, and shall use its best efforts to liquidate such Financed Vehicle within 90 days of repossession, PROVIDED, HOWEVER that the Servicer may elect not to repossess or liquidate a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forebearance. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by SECTION 3.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers, the sale of the related Financed Vehicle at public or private sale, and shall include the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon a Receivable. The foregoing is subject to the proviso that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All Recoveries and Liquidation Proceeds received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to a servicing account of the Servicer and the Servicer shall cause all available amounts related thereto to be transferred to the Collection Account no later than the second Business Day after receipt thereof. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles; the Servicer shall be entitled to reimbursement of any such tax from Recoveries and Liquidation Proceeds with respect to such Receivable. The Servicer shall not lease any repossessed Financed Vehicle to any party. In selling or otherwise disposing of any repossessed Financed Vehicle, the Servicer shall do so as expeditiously as possible and in a manner such that such activities shall not rise to the level of a trade or business of selling or otherwise transferring such repossessed Financed Vehicles.

         (b) If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement or Dealer Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust and the Indenture Trustee, to the Servicer of the rights under such agreements for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce any such agreement on the grounds that it is not a real party in interest or a Person entitled to enforce such agreement, the Trust or the Indenture Trustee, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such agreement, including bringing suit in its name or the name of the Trust or the

Indenture Trustee for the benefit of the Noteholders. All amounts recovered shall be remitted directly and promptly (but in no event later than one Business
Day) by the Servicer into a servicing account of the Servicer and the Servicer shall cause all available amounts therein to be transferred to the Collection Account no later than the second Business Day after receipt of available amounts in respect thereof.

         (c) The Servicer agrees that prior to delivering any repossessed Financed Vehicle for sale to any Dealer, it shall make such filings and effect such notices as are necessary under ss.9-114(1) of the UCC to preserve its ownership interest (or security interest, as the case may be) in such repossessed Financed Vehicle.

         SECTION 3.4. INSURANCE. The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle, at the time of origination of the Receivable, be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the schedule of representations set forth in Schedule B to the Receivable Purchase Agreement and that such Insurance Policy names Triad as an additional insured. Each Receivable shall permit the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. The Servicer may sue to enforce or collect upon the Insurance Policies in its own name or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust and the Indenture Trustee under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Trust or the Indenture Trustee, at the Servicer's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Indenture Trustee for the benefit of the Noteholders.

         SECTION 3.5. MAINTENANCE OF SECURITY INTERESTS IN VEHICLES.

         (a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the first priority security interest created by each Receivable in the related Financed Vehicle, including the recording, registering, filing, re-recording, re-filing and re-registering of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest under the respective Receivables. The Trust and the Indenture Trustee each hereby authorize the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect or continue the perfection of such security interest in the name of Triad or the Company on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. If the assignment of a Receivable to the Trust and the pledge of such Receivables to the Indenture Trustee are insufficient without a notation on the related Financed Vehicle's certificate of title or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Indenture Trustee, the Servicer hereby agrees that Triad's designation as the secured party on the certificate of title is in its capacity as agent of the Indenture Trustee, solely for purposes of providing perfection of the security interest therein.

         (b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Indenture Trustee and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred, upon the occurrence of a Servicer Termination Event, the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Insurer (so long as no Insurer Default has occurred and is continuing) or the Servicer (so long as an Insurer Default has occurred and is continuing), be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Insurer (so long as no Insurer Default has occurred and is continuing) or the Servicer (so long as an Insurer Default has occurred and is continuing), be necessary or prudent.

         (c) Triad hereby agrees to pay all expenses related to such perfection or re-perfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Indenture Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; PROVIDED, HOWEVER, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Indenture Trustee in connection with such action shall be reimbursed to the Servicer or the Indenture Trustee, as applicable, by the Controlling Party. Triad hereby appoints the Indenture Trustee as its attorney-in-fact to take any and all steps required to be performed by Triad pursuant to this Section 3.5(c) (it being understood that and agreed that the Indenture Trustee shall have no obligation to take such steps, except as pursuant to the Related Documents to which it is a party), including execution of certificates of title or any other documents in the name and stead of Triad, and the Indenture Trustee hereby accepts such appointment.

         SECTION 3.6. COVENANTS, REPRESENTATIONS AND WARRANTIES OF SERVICER. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust relies in accepting the Receivables and issuing the Notes, the Insurer relies in issuing the Note Policy, and on which the Indenture Trustee relies in authenticating the Notes. Unless otherwise specified, such representations and warranties speak as of the Closing Date with respect to Initial Receivables and as of the related Subsequent Transfer Date with respect to Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Trust and the pledge by the Trust of its rights hereunder to the Indenture Trustee.

         (a) The Servicer covenants as follows:

                  (i) LIENS IN FORCE. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

                  (ii) NO IMPAIRMENT. The Servicer shall do nothing to impair the rights of the Trust, the Indenture Trustee, the Insurer or the Noteholders in the Receivables or the other Trust Property. The Servicer shall take such action as is necessary (including the filing of appropriate UCC financing statements and continuation statements) to preserve the rights of the Trust, the Indenture Trustee, the Insurer and the Noteholders in the Receivables and the other Trust Property;

                  (iii) NO AMENDMENTS. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with
         SECTION 3.2;

                  (iv) RESTRICTIONS ON LIENS. The Servicer shall not (A) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables, except for Permitted Liens or (B) sign or file under the UCC of any jurisdiction any financing statement that names Triad or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Trustee for the benefit of the Noteholders and the Insurer or as otherwise permitted under this Agreement or the Related Documents; and

                  (v) COMPLIANCE WITH LAWS. The Servicer shall comply with the laws of each state in which a Receivable is located, including, without limitation, all federal and state laws regarding the collection and enforcement of consumer debt.

                  (vi) SERVICING OF RECEIVABLES. The Servicer shall service the Receivables as required by the terms of this Agreement and in substantial compliance with its standard and customary procedures for servicing all of its other comparable motor vehicle receivables.

         (b) The Servicer represents, warrants and covenants as of the Closing Date with respect to the Initial Receivables (and as of the related Subsequent Transfer Date with respect to Subsequent Receivables) as to itself (on which the Insurer relies in issuing the Note Policy):

                  (i) ORGANIZATION AND GOOD STANDING. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted;

                  (ii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualifications, licenses or approvals;

                  (iii) POWER AND AUTHORITY. The Servicer has the power and authority to execute and deliver this Agreement and its Related Documents and to carry out its terms and their terms, and the execution, delivery and performance of the Servicer's Related Documents have been duly authorized by the Servicer by all necessary corporate action;

                  (iv) BINDING OBLIGATION. The Servicer's Related Documents, when duly executed and delivered by the other parties thereto shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

                  (v) NO VIOLATION. The execution, delivery and performance by the Servicer of its Related Documents, the consummation of the transactions contemplated thereby and the fulfillment of the terms thereof do not (A) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or
         (C) violate any law, order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or any of its properties;

                  (vi) NO PROCEEDINGS. Other than as set forth in SCHEDULE D hereto, there are no proceedings or investigations pending or, to the best of the Servicer's knowledge, threatened against the Servicer, before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of any of the Related Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by the Related Documents, (C) seeking any determination or ruling that could reasonably be expected to have a material adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, any of the Related Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes or seeking to impose any excise, franchise, transfer or similar tax upon the Notes or the sale and assignment of the Receivables hereunder;

                  (vii) NO CONSENTS. No consent, license, approval, authorization or order of, or registration, declaration or filing with, any Governmental Authority or other Person is required to be made in connection with the execution, delivery or performance of the Servicer's Related Documents or the consummation of the transactions contemplated thereby, except such as have been duly made, effected or obtained;

                  (viii) TAXES. The Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due;

                  (ix) CHIEF EXECUTIVE OFFICE. The principal place of business and chief executive office of the Servicer is, and for the four months preceding the date of this Agreement has been, located at 7711 Center Avenue, Suite 100, Huntington Beach, California;

                  (x) NO INJUNCTIONS. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Servicer or its obligations under, or the validity and enforceability of, the Agreement; and

                  (xi) COMPLIANCE WITH LAW. The Servicer is in compliance with all requirements of federal and state laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Servicer, its business or its properties, or the ability of the Servicer to perform its obligations under this Agreement.

         (c) The Servicer covenants and agrees:

                  (i) BACKUP SERVICER INDEMNIFICATION. The Servicer shall defend, indemnify and hold the Backup Servicer and any officers, directors, employees or agents of the Backup Servicer harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses that the Backup Servicer may sustain in connection with claims asserted at any time by third parties against the Backup Servicer that result from (A) any willful or negligent act taken or omission by the Servicer (other than errors in judgment) or (B) a material breach of any representations of the Servicer in this SECTION 3.6; and

                  (ii) TRANSFER OF DATA. The Servicer shall make arrangements for the prompt and safe transfer of, and the Servicer shall provide to the Backup Servicer, all necessary servicing files and records, including (as deemed necessary by the Backup Servicer at such time): (A) account documentation, (B) servicing system tapes, (C) account payment history, (D) collections history and (E) the trial balances, as of the close of business on the day immediately preceding conversion to the Backup Servicer, reflecting all applicable loan information.

         SECTION 3.7. PURCHASE OR REPLACEMENT OF RECEIVABLES UPON BREACH OF COVENANT. The Servicer, the Trust, the Owner Trustee or the Indenture Trustee shall, and a Note Majority may, upon discovery of a breach of any of the covenants set forth in SECTIONS 3.5 or 3.6(a) that has a material adverse effect on the interests of the Trust, the Insurer or the Noteholders in any Receivable give prompt written notice to the others; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect any obligation of the Servicer under this SECTION 3.7. Unless the breach shall have been cured by the last day of the first full calendar month following its discovery or receipt of notice of any such breach, the Servicer shall have an obligation, and the Indenture Trustee shall enforce such obligation, to purchase from the Trust or replace with Replacement Receivables the Receivables affected by such breach PROVIDED, HOWEVER, that in no event shall the Servicer satisfy such obligation with Replacement Receivables, if after giving effect to such replacement, either (i) more than [ ] Receivables would be Replacement Receivables transferred since the Closing Date, or (ii) the sum of the Principal Balances of the Replacement Receivables transferred since the Closing Date is greater than [ ] percent of the Original Pool Balance. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in SECTION 4.4. The Indenture Trustee, provided a Responsible Officer of the Indenture Trustee has actual knowledge, shall notify the Insurer and each Rating Agency promptly, in writing, of any failure by the Servicer to so purchase or replace any Receivable (including Liquidated Receivables). The Servicer shall indemnify the Company, the Indenture Trustee, the Insurer, the Backup Servicer and their respective officers, directors, employees and agents, the Trust and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

         SECTION 3.8. SERVICER FEE, PAYMENT OF CERTAIN EXPENSES BY SERVICER; BACKUP SERVICER FEE. On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account the Servicer Fee and Servicer Expenses for the related Collection Period pursuant to SECTION 4.6; PROVIDED, HOWEVER, that the Servicer shall certify such Servicer Expenses to the Indenture Trustee with a copy of such certification to each Rating Agency on or prior to each Determination Date. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement, including taxes imposed on the Servicer, expenses incurred in connection with distributions, reports made by the Servicer to Noteholders or the Insurer and all other fees and expenses of the Trust including taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification not expressly stated under this Agreement to be for the account of the Trust. The Servicer shall be liable for the fees and expenses of the Independent Accountants, the Custodian and the Lockbox Bank. On each Payment Date, the Backup Servicer shall be entitled to receive out of the Collection Account the

Backup Servicer Fee for the related Collection Period and any Servicer Transition Expense pursuant to SECTION 4.6.

         SECTION 3.9. SERVICER'S CERTIFICATE. No later than 12:00 noon, New York City time, on each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Backup Servicer, the Insurer and each Rating Agency a Servicer's Certificate executed by a Responsible Officer of the Servicer containing, among other things, (i) all information necessary to enable the Indenture Trustee to make any withdrawal and deposit required by SECTION 5.1, and to make the distributions required by SECTIONS 4.6, and 4.7 (ii) all information necessary to enable the Indenture Trustee to send the statements required by SECTION 4.10 to Noteholders and the Insurer, and (iii) all information necessary to enable the Indenture Trustee to reconcile all deposits to, and withdrawals from, the Collection Account for the related Collection Period and Payment Date, including the accounting required by
SECTION 4.9. Receivables purchased, repurchased or replaced by the Servicer or the Seller on or before the related Accounting Date and each Receivable that became a Liquidated Receivable or that was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer's Certificate shall also contain the following information: (a) the Delinquency Ratio, the Cumulative Default Rate and the Cumulative Net Loss Rate (as such terms are defined in the Reserve Account Agreement) for such Determination Date; (b) whether to the knowledge of the Servicer any Trigger Event (as such term is defined in the Insurance Agreement) has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         SECTION 3.10. ANNUAL STATEMENT AS TO COMPLIANCE, NOTICE OF SERVICER TERMINATION EVENT.

         (a) The Servicer shall deliver to the Indenture Trustee, the Backup Servicer, the Insurer and each Rating Agency, on or before June 30 of each
year, beginning on June 30, [    ], an officer's certificate signed by any
Responsible Officer of the Servicer, dated as of the preceding December 31 (or other applicable date), stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         (b) The Servicer shall deliver to the Indenture Trustee, the Backup Servicer, the Insurer and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer's Certificate of any event that, with the giving of notice or lapse of time, would become a Servicer Termination Event under SECTION 9.1.

         SECTION 3.11. ANNUAL INDEPENDENT ACCOUNTANTS' REPORT.

         (a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "INDEPENDENT ACCOUNTANTS"), who may also render other services to the Servicer, to deliver to the Indenture Trustee, the Backup Servicer, the Insurer and each Rating Agency, on or
before June 30 of each year, beginning on June 30, [    ], with respect to
the fiscal year ended the immediately preceding March 31 (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement (the "ACCOUNTANTS' REPORT") addressed to the Board of Directors of the Servicer, to the Indenture Trustee, to the Indenture Trustee for the benefit of the Noteholders, to the Backup Servicer, to the Insurer and to each Rating Agency, to the effect that such firm has audited the books and records of the Servicer and issued its report thereon and that such audit: (i) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, (ii) included tests relating to auto loans serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (the "PROGRAM"), to the extent the procedures in the Program are applicable to the servicing obligations set forth in this Agreement,
(iii) included an examination of the delinquency and loss statistics relating to the Servicer's portfolio of automobile and light-duty truck installment sales contracts (setting forth the statistics so reviewed); and (iv) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light-duty truck loans serviced for others that, in the firm's opinion, the Program requires such firm to report. The Accountants' Report shall further state that (i) certain agreed upon procedures were performed relating to three randomly selected Servicer's Certificates, (ii) except as disclosed in such report, no errors or exceptions were found in the Servicer's Certificates based on the performance of such agreed upon procedures, and (iii) the delinquency and loss information relating to the Receivables contained in the Servicer Certificates were found to be accurate.

         (b) The Accountants' Report shall also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

         (c) On or before June 30 of each year, commencing June 30, [     ],
the Servicer shall deliver to the Indenture Trustee, the Owner Trustee, the Insurer, the Backup Servicer and each Rating Agency, the audited annual financial statements of the Servicer.

         (d) Copies of the Accountants' Report and such audited annual financial statements shall also be available to any Noteholder from the Indenture Trustee upon reasonable request. Any Noteholder desiring such documents shall have delivered to the Indenture Trustee an executed Information Request.

         SECTION 3.12. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING RECEIVABLES. The Servicer shall upon reasonable prior notice provide to representatives of the Indenture Trustee, the Backup Servicer and the Insurer reasonable access (without charge) to the documentation regarding the Receivables. The Servicer will permit any authorized representative or agent designated by the Indenture Trustee, each Rating Agency, the Insurer or the Backup Servicer to visit and inspect any of the properties of the Servicer, to examine the corporate books and financial records of the Servicer, its records relating to the Receivables, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Servicer with its principal officers, as applicable, and its independent accountants. Any expense incident to the exercise by the Indenture Trustee, each Rating Agency, the Insurer or the Backup Servicer of any right under this Section shall be borne by the Servicer to the extent such visits and examinations are not more frequent than once in every twelve month-period, or a Servicer Termination Event has occurred and is continuing. In each case, such access shall be afforded only upon reasonable request and during normal business hours. Nothing in this
SECTION 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as a result of such obligation shall not constitute a breach of this SECTION 3.12.

         SECTION 3.13. MONTHLY TAPE, CERTAIN DUTIES OF BACKUP SERVICER.

         (a) On each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Insurer and the Backup Servicer a computer tape or a diskette (or any other electronic transmission acceptable to the Indenture Trustee, the Insurer and the Backup Servicer) in a format acceptable to the Indenture Trustee, the Insurer and the Backup Servicer containing the information with respect to the Receivables as of the close of business on the preceding Accounting Date which is necessary to calculate or confirm (i) Aggregate Principal Balance, and (ii) the delinquency information, and which includes the borrower demographic information.

         (b) Prior to each such Payment Date (except in the case of the first Payment Date, within ten (10) Business Days of the Closing Date), the Backup Servicer shall use such tape or diskette (or other means of electronic transmission acceptable to the Indenture Trustee and the Backup Servicer) and review the related Servicer's Certificate in order to perform the following:

                  (i) confirm that the Servicer's Certificate is complete on its face;

                  (ii) load the computer diskette received from the Servicer and confirm that such computer diskette is in readable form;

                  (iii) calculate and confirm the Payment Amount, the Principal Payment Amount, the Interest Payment Amount, the Backup Servicer Fee, the Servicer Fee, the Indenture Trustee Fee and the amount on deposit in the Reserve Account for the next Payment Date, the Cumulative Default Rate, the Cumulative Net Loss Rate, the Cumulative Default Test Failure, the Cumulative Net Loss Test Failure, the Delinquency Ratio (each as defined in the Reserve Account) and whether there has occurred any Trigger Event or Curable Insurance Agreement Event of Default (each as defined in the Insurance Agreement); and

                  (iv) verify the mathematical accuracy of any calculations on the face of the Servicer's certificate.

         (c) The Backup Servicer shall certify in writing to the Controlling Party that it has verified the Servicer's Certificate in accordance with this Section and in the event of any discrepancy, the Backup Servicer shall report such discrepancy to the Servicer and the Controlling Party, in each case, on or before the third (3) Business Day following the Determination Date in a form similar to Exhibit D attached hereto. In the event of a discrepancy as described in the preceding sentence, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the related Payment Date, but in the absence of a reconciliation, distributions on the related Payment Date shall be made by the Indenture Trustee consistent with the information provided by the Servicer in the Servicer's Certificate. In the event that the Servicer and the Backup Servicer are unable to reconcile the discrepancies with respect to a Servicer Certificate by the related Payment Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and prior to the 5th Business Day, but no later than the 8th calendar day, of the following month, reconcile the differences. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, upon the occurrence of an Insurance Agreement Event of Default, the Servicer shall, if so requested by the Controlling Party deliver to the Indenture Trustee Monthly Records within 15 days after demand therefor and a Computer Tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables.

         (d) In addition, upon the occurrence of a Servicer Termination Event, the Servicer shall, if so requested by the Controlling Party deliver to the Backup Servicer its Monthly Records within fifteen (15) days after demand therefor and a Computer Tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables and in a form acceptable to the Backup Servicer.

         (e) Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer, except for the express duties of the Backup Servicer set forth herein.

         SECTION 3.14. REPORTS TO THE COMMISSION. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any and all periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Company shall, at the Servicer's expense, cooperate in any reasonable request made by the Servicer in connection with such filings. The Servicer shall deliver to the Indenture Trustee, the Insurer and the Company copies of all reports filed with the Commission.

         SECTION 3.15. INDENTURE TRUSTEE NOTIFICATION TO COMPANY. The Indenture Trustee shall, on [ ], deliver to Company a list of all filings made with the Commission and delivered to Indenture Trustee pursuant to SECTION 3.14.

         SECTION 3.16. INSURANCE. The Servicer shall maintain insurance coverage, including a fidelity bond of a type and in an amount customary for servicers engaged in the business of servicing automobile receivables. The Servicer shall use its best efforts to obtain and thereafter maintain an errors and omissions insurance policy in such form and with such limits as are customary for originators and servicers of assets similar to the Receivables; provided that such coverage may be obtained for a commercially reasonable premium. The Servicer shall be entitled to self-insure with respect to such insurance so long as the long-term unsecured debt obligations of the Servicer are rated in the second highest long-term debt category by the Rating Agencies.

         SECTION 3.17. COMPLIANCE WITH LAWS. The Servicer shall comply with the requirements of all applicable laws (including any federal or state laws regulating the collection or enforcement of consumer debts and/or the foreclosure upon, and repossession of, vehicles) in the discharge of its duties and obligations hereunder.

         SECTION 3.18. DELEGATION OF DUTIES. So long as Triad is the Servicer, the Servicer may delegate duties under this Agreement to sub-contractors who are in the business of servicing motor vehicle receivables which are similar to the Receivables and who are willing to accept such delegations and to perform such duties in accordance with the customary procedures of Triad and this Agreement, with the prior written consent of the Controlling Party, which consent shall not be unreasonably withheld. The Servicer also may at any time, without the consent of the Controlling Party, or any other Person, perform the specific duty of repossession of Financed Vehicles through sub-contractors who are in the business of repossessing motor vehicles. No such delegation or subcontracting duties by the Servicer as described in this SECTION 3.16 shall relieve the Servicer of its responsibility with respect to such duties. The Servicer shall pay the fees and expenses of all such sub-contractors from its own funds.

         SECTION 3.19. RETENTION AND TERMINATION OF SERVICER. The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on March 31, [ ], which term shall be extendible by the Insurer (provided that no Insurer Default has occurred and is continuing) for successive quarterly terms ending on each successive June 30, September 30, December 31 and March 31 (or, pursuant to revocable written standing instructions from time to time to the Servicer and the Indenture

Trustee for any specific number of terms greater than one), until the Notes are paid in full. Each such notice (including each notice pursuant to standing instructions, which shall be deemed delivered at the end of successive quarterly terms for so long as such instructions are in effect) (a "Servicing Extension Notice") shall be delivered by the Insurer to the Indenture Trustee and the Servicer. The Servicer hereby agrees that, as of the date hereof and upon its receipt of any such Servicer Extension Notice, the Servicer shall become bound, for the initial term beginning on the Closing Date and for the duration of the term covered by such Servicer Extension Notice, to continue as the Servicer subject to and in accordance with the other provisions of this Agreement. Until such time as an Insurer Default shall have occurred and be continuing, the Indenture Trustee agrees that if as of the fifteenth day prior to the last day of any term of the Servicer the Indenture Trustee shall not have received any Servicer Extension Notice from the Insurer, the Indenture Trustee will, within five days after, give written notice of such non-receipt to the Insurer and Servicer and the Servicer's term shall not be extended unless a Servicer Extension Notice is received on or before the last day of such term. Notwithstanding the foregoing, in the event an Insurer Default has occurred and is continuing, the Servicer Extension Notice shall be deemed to have been delivered as of last day of the current term of the Servicer and extended until the next quarterly period.


                                   ARTICLE IV
                       PAYMENTS; STATEMENTS TO NOTEHOLDERS

         SECTION 4.1 TRUST ACCOUNTS.

         (a) (i) On or prior to the Closing Date, the Indenture Trustee on behalf of the Noteholders and the Insurer shall establish the Collection Account in the name of the Indenture Trustee bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Insurer. The Collection Account shall be an Eligible Account and shall be a segregated trust account initially established with the Indenture Trustee.

                  (ii) On or prior to the Closing Date, the Indenture Trustee on behalf of the Noteholders and the Insurer shall establish the Note Distribution Account in the name of the Indenture Trustee bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Insurer. The Note Distribution Account shall be an Eligible Account and shall be a segregated trust account initially established with the Indenture Trustee.

                  (iii) On or prior to the Closing Date, the Indenture Trustee on behalf of the Noteholders and the Insurer shall establish the Pre-Funding Account in the name of the Indenture Trustee bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders and the Insurer. The Pre-Funding Account shall be an Eligible Account and shall be a segregated trust account initially established with the Indenture Trustee.

         (b) The Servicer shall cause the following amounts to be deposited into the Collection Account no later than two (2) Business Days following receipt of available amounts thereof by the Lockbox Bank or the Servicer, but in any event no later than the time specified in SECTION 3.2: (i) all Contract Scheduled Payments, (ii) all Recoveries, (iii) all Purchase Amounts, (iv) all amounts on deposit in any Lockbox Account with respect to the Receivables, (v) the proceeds of any Insurance Policy, collateral insurance, fidelity policy or other insurance policy relating to the Receivables or the Servicer's activities with respect thereto, and (vi) all other amounts of any nature whatsoever in respect of the Receivables.

         (c) All amounts held in the Collection Account, the Pre-Funding Account, the Note Distribution Account and the Capitalized Interest Account (collectively, the "TRUST ACCOUNTS"), shall, to the extent permitted by applicable laws, rules and regulations, be invested by the Indenture Trustee, as directed by the Servicer in writing (or, if the Servicer fails to provide such direction, amounts in the Collection Account shall be invested in investments described in CLAUSE (E) of the definition of Eligible Investments), in Eligible Investments that mature not later than one (1) Business Day prior to the Payment Date for the Collection Period to which such amounts relate unless otherwise permitted by the Rating Agencies and the Insurer, PROVIDED, HOWEVER, that any amounts deposited in the Note Distribution Account by the Insurer shall remain uninvested. Any such written direction shall certify that any such investment is authorized by this SECTION 4.1 Investments in Eligible Investments shall be made in the name of the Indenture Trustee on behalf of the Noteholders and the Insurer, and such investments shall not be sold or disposed of prior to their maturity. Each and every investment of funds in a Trust Account shall be made in Eligible Investments held by a financial institution that is a Securities
Intermediary:

                  (i) in an account pursuant to an agreement with such financial institution, governed by the law of the State of New York or any other jurisdiction which has adopted Revised Article 8, that requires such financial institution to (A) comply with Entitlement Orders pertaining to such account originated by the Indenture Trustee, in its capacity as trustee under the Indenture, without further consent of the Company,
         (B) not enter into any agreement which grants "control" (as defined in Section 8-106 of Revised Article 8) of such account (or any interest or property therein) to any Person other than the Indenture Trustee, (C) subordinate any security interest, banker's lien, right of setoff or other similar right which such financial institution may have in such account to the interest of the Indenture Trustee and (D) expressly treat each item of property as a Financial Asset and such account as a Securities Account; and

                  (ii) with respect to which such institution has noted the Indenture Trustee's interest therein by book entry or otherwise, and with respect to which a confirmation of the Indenture Trustee's interest has been sent to the Indenture Trustee by such institution, provided that such Eligible Investments are (A) specific "certificated securities" (as defined under Old Article 8), and (B) either (1) in the possession of such institution or (2) in the possession of a Clearing Corporation, registered in the name of such Clearing Corporation, not endorsed for collection or surrender or any other purpose not involving transfer, not containing any evidence of a right or interest inconsistent with the Indenture Trustee's security interest therein, and held by such Clearing Corporation in an account of such institution.

Subject to the other provisions hereof, the Indenture Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Indenture Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Indenture Trustee in a manner that complies with this SECTION 4.1. All interest, dividends, gains upon sale and other income from, or earnings on, investments of funds in the Trust Accounts shall be deposited in the Collection Account and distributed on the next Payment Date pursuant to SECTION 4.6. If the Indenture Trustee is given instructions to invest funds in a Trust Account in investments other than investments of the type described in CLAUSE (e) of the definition of "Eligible Investments", the Person giving such instructions agrees to assist the Indenture Trustee in complying with the requirements herein with respect to such investments.

         (d) With respect to the Trust Account Property, the Indenture Trustee agrees that:

                  (i) any Trust Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee in accounts which satisfy the definition of Eligible Account; each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

                  (ii) any Trust Account Property that constitutes Physical Property (other than a "certificated security" as defined under Old
         Article 8) shall be delivered to the Indenture Trustee in accordance with paragraph (i) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee;

                  (iii) any Trust Account Property that constitutes a "certificated security" as defined under Old Article 8 that will, upon compliance with the procedures set forth in paragraph (ii) of the definition of "Delivery," be held by a Person located in an Old Article 8 Jurisdiction, shall be delivered to the Indenture Trustee in accordance with paragraph (ii) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a Financial Intermediary acting solely for the Indenture Trustee;

                  (iv) any Trust Account Property that constitutes a Certificated Security that will, upon compliance with the procedures set forth in paragraph (iii) of the definition of "Delivery," be held by a Person located in a Revised Article 8 Jurisdiction shall be delivered to the Indenture Trustee in accordance with paragraph (iii) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee;

                  (v) any Trust Account Property that constitutes an "uncertificated security" under Old Article 8 (and that is not a Federal Book Entry Security) and where the issuer thereof is organized in an Old Article 8 Jurisdiction, shall be delivered to the Indenture Trustee in accordance with paragraph (iv) of the definition of "Delivery" and shall be maintained, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security;

                  (vi) any such Trust Account Property that constitutes an Uncertificated Security (including any investments in money market mutual funds, but excluding any Federal Book Entry Security) and where the issuer thereof is organized in a Revised Article 8 Jurisdiction, shall be delivered to the Indenture Trustee in accordance with paragraph (v) of the definition of "Delivery" and shall be maintained, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security; and

                  (vii) with respect to any Trust Account Property that constitutes a Federal Book Entry Security, the Indenture Trustee shall maintain and obtain Control over such property.

         Effective upon Delivery of any Trust Account Property in the form of Physical Property, book-entry securities or uncertificated securities, the Indenture Trustee shall be deemed to have represented that it has purchased such Trust Account Property for value, in good faith and without notice of any adverse claim thereto.

         (e) If at any time any of the Trust Accounts ceases to be an Eligible Account, the Indenture Trustee, with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing), shall within five Business Days establish a new Trust Account as an Eligible Account and shall transfer any cash and/or any investments to such new Trust Account. The Indenture Trustee shall promptly notify the Rating Agencies and the Owner Trustee of any change in the location of any of the aforementioned accounts.

         SECTION 4.2. SERVICER REIMBURSEMENTS. The Servicer shall be entitled to be reimbursed from amounts on deposit in, or to be deposited in, the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to SECTION 4.6(b)(i) upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification. In the event that the Insurer has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Indenture Trustee notice to such effect, following receipt of which the Indenture Trustee shall not make a distribution to the

Servicer in respect of such amount pursuant to Section 4.6, or if the Servicer prior thereto has been reimbursed pursuant to Section 4.6, the Indenture Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date. The Indenture Trustee shall not be liable for any action it is required to take pursuant to this Section 4.2, provided that such action is in accordance with the provisions of this Section.

         SECTION 4.3. CAPITALIZED INTEREST ACCOUNT.

         (a) On or prior to the Closing Date, the Indenture Trustee shall establish the Capitalized Interest Account in the name of the Indenture Trustee for the benefit of the Noteholders and the Insurer. The Capitalized Interest Account shall be an Eligible Account and shall be a segregated trust account initially established with the Indenture Trustee.

         (b) On or prior to the Closing Date, the Company shall deposit an amount equal to the Capitalized Interest Account Initial Deposit into the Capitalized Interest Account.

                  (i) On the Payment Dates occurring in [          ] and
         [          ] and [          ] the Indenture Trustee shall withdraw
         at the written direction of the Servicer from the Capitalized Interest Account the Monthly Capitalized Interest Amount for such Payment Date and deposit such amount in the Collection Account as further provided in SECTION 4.6.

                  (ii) On the Payment Dates occurring in [          ] and
         [          ] and [          ] the Servicer shall instruct the
         Indenture Trustee in writing to withdraw from the Capitalized Interest Account and deposit in the Collection Account on such Payment Date an amount equal to the Overfunded Capitalized Interest Amount for such Payment Date. Any amounts remaining in the Capitalized Interest Account on the Payment Date which immediately follows the end of the Funding Period after taking into account the transfer pursuant to
         SECTION 4.6 shall be withdrawn from the Capitalized Interest Account and deposited in the Collection Account.

         SECTION 4.4. APPLICATION OF COLLECTIONS. For purposes of this Agreement, all collections for a Collection Period shall be applied by the Servicer as follows:

         (a) With respect to each Receivable, payments by or on behalf of the Obligor shall be applied (i) in accordance with the Actuarial Method, with respect to Pre-Computed Receivables, and (ii) in accordance with the Simple Interest Method, with respect to Simple Interest Receivables.

         (b) With respect to each Receivable that has become a Purchased Receivable, the Purchase Amount shall be applied to interest and principal on the Receivable in accordance with SECTION 4.4(a) as if the Purchase Amount had been paid by the Obligor on the related Accounting

Date. Nothing contained herein shall relieve any Obligor of any obligation relating to any Receivable.

         (c) All amounts collected that are payable to the Servicer as Servicing Expenses hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with SECTION 4.6(b)(i).

         (d) All payments by or on behalf of an Obligor received with respect to any Purchased Receivable after the Accounting Date preceding the Accounting Date on which the Purchase Amount was paid by the Seller or the Servicer shall be paid to the Seller or the Servicer, respectively and shall not be included in the Available Funds.

         SECTION 4.5. ADDITIONAL DEPOSITS. On or before each Accounting Date, the Servicer or the Seller shall deposit into the Collection Account the aggregate Purchase Amounts with respect to Purchased Receivables. All such deposits of Purchase Amounts shall be made in immediately available funds. On or before each Payment Date, the Indenture Trustee shall remit to the Collection Account any amounts to be transferred into the Collection Account by the Indenture Trustee from the Reserve Account pursuant to SECTION 5.1. Concurrent with the exercise of the optional clean-up purchase pursuant to Section 10.1, the Servicer shall deposit into the Collection Account the aggregate Purchase Amount for such Receivables. Any such deposit shall be made in immediately available funds.

         SECTION 4.6. PAYMENTS.

         (a) No later than 11:00 a.m. New York time on each Payment Date, the Indenture Trustee shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following transfers and distributions in the amounts set forth in the Servicer's Certificate for such Payment Date:

                  (i) During the Funding Period, from the Capitalized Interest Account to the Collection Account, in immediately available funds, the Monthly Capitalized Interest Amount for such Payment Date; and

                  (ii) If such Payment Date is the Mandatory Redemption Date, from the Pre-Funding Account to the Collection Account, in immediately available funds, the Pre-Funded Amount after giving effect to the purchase of Subsequent Receivables, if any, on the Mandatory Redemption Date.

         (b) From the Collection Account, on each Payment Date, the Indenture Trustee shall (x) distribute all amounts deposited by the Insurer pursuant to
SECTION 4.11 as directed by the Insurer in writing and (y) (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date unless the Insurer shall have notified the Indenture Trustee in writing by the close of business on the Business Day immediately preceding such Payment Date of any errors or deficiencies with respect thereto) distribute the following amounts to the extent of the Payment Amount in the following order of priority:

                  (i) FIRST, from the Available Funds and other funds deposited in the Collection Account pursuant to SECTION 5.1(B), to the Servicer, any accrued and unpaid Servicer Fee, with respect to the related Collection Period, and any Servicer Expenses to the extent the Servicer has not reimbursed itself in respect of such amounts, and the amounts specified in SECTION 4.2 to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to SECTION 4.9;

                  (ii) SECOND, from the remaining Available Funds and other funds deposited in the Collection Account pursuant to SECTION 5.1(b), to the Indenture Trustee, the Owner Trustee and the Backup Servicer, since the Closing Date, any accrued and unpaid fees and in the case of the Backup Servicer, the Servicer Transition Expenses, if any, up to $[ ] in the aggregate, in each case, to the extent such Person has not previously received such amount from the Servicer;

                  (iii) THIRD, from the remaining Available Funds and other funds deposited in the Collection Account pursuant to SECTION 5.1(b), to the Note Distribution Account, the Interest Payment Amount for such Payment Date and the Interest Carryover Shortfall, if any;

                  (iv) FOURTH, from the remaining Available Funds and other funds deposited in the Collection Account pursuant to SECTION 5.1(b), to the Note Distribution Account, the Principal Payment Amount for such Payment Date and the Principal Carryover Shortfall, if any;

                  (v) FIFTH, from the remaining Available Funds and other funds deposited in the Collection Account pursuant to SECTION 5.1(b), to the Insurer to the extent of any amounts owing the Insurer under the Insurance Agreement;

                  (vi) SIXTH, from the remaining Available Funds, to the Reserve Account to the extent necessary to increase the amount on deposit therein to the required amount in accordance with the Reserve Account Agreement;

                  (vii) SEVENTH, on or prior to the OC Stabilization Date, from the remaining Available Funds, and together with amounts available in accordance with the terms of the Reserve Account Agreement, to the Note Distribution Account until the Target Overcollateralization Amount is achieved;

                  (viii) EIGHTH, from the remaining Available Funds to the Reserve Account, any remaining funds;

                  (ix) NINTH, from the amounts released pursuant to and in accordance with the Reserve Account Agreement, to the Indenture Trustee and the Owner Trustee and the Backup Servicer any expenses (including reasonable legal fees and expenses), including Servicer Transition Expenses, to the extent not previously paid on or prior to such date;

                  (x) TENTH, from the amounts (after giving effect to the distributions in clause (ix) above) released pursuant to and in accordance with the Reserve Account Agreement to the holder of the Certificate;

PROVIDED, HOWEVER, that following (x) an acceleration of the Notes or, (y) in the event that an Insurer Default shall have occurred and be continuing, the occurrence of an Event of Default pursuant to SECTION 5.1(i), 5.1(ii), 5.1(iv), 5.1(v) or 5.1(vi) of the Indenture or (z) the receipt of Insolvency Proceeds pursuant to SECTION 10.1(b) hereof, amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders pursuant to SECTION 5.4 of the Indenture.

         (c) On each Payment Date, the Indenture Trustee shall (based solely on the information contained in the Servicer's Certificate delivered with respect to the related Determination Date, unless the Insurer shall have notified the Indenture Trustee in writing of any errors or deficiencies with respect thereto) distribute from the Collection Account, the Deficiency Claim Amount, if any, then on deposit in the Collection Account, which amount shall be applied solely to the payment of amounts then due and unpaid on the Notes in accordance with the priorities set forth in SECTION 4.7(a).

         (d) In the event that the Collection Account is maintained with an institution other than the Indenture Trustee, the Indenture Trustee shall instruct and cause such institution to make all deposits and distributions pursuant to SECTIONS 4.6(b) and 4.7(a) on the related Payment Date.

         SECTION 4.7. NOTE DISTRIBUTION ACCOUNT

         (a) On each Payment Date, as applicable, the Indenture Trustee shall (based solely on the information contained in the Servicer's Certificate delivered on the related Determination Date) cause to be made the following distribution of all amounts on deposit in the Note Distribution Account to each Noteholder of record on the preceding Record Date in the following order of priority:

                  (i) FIRST, the Interest Payment Amount for such Payment Date and the Interest Carryover Shortfall, if any;

                  (ii) SECOND, the Principal Payment Amount for such Payment Date and the Principal Carryover Shortfall, if any; and

                  (iii) THIRD, on or prior to the OC Stabilization Date, as principal, until the Target Overcollateralization Amount is reached.

         (b) On each Payment Date, the Indenture Trustee shall send to each Noteholder the statement provided to the Indenture Trustee by the Servicer pursuant to SECTION 4.10 hereof.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Indenture Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Indenture Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Indenture Trustee may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Indenture Trustee shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Indenture Trustee for any out-of-pocket expenses (including legal fees and expenses) incurred.

         (d) Subject to SECTION 10.1 respecting the final payment upon retirement of each Note, and provided that the Indenture Trustee has received the applicable Servicer's Certificate, on each Payment Date, the Indenture Trustee shall distribute to each Noteholder of record on the preceding Record Date the distributions required to be made to such Noteholders in accordance with the terms of the Related Documents either (i) by wire transfer, in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Noteholder holds Notes representing at least $1,000,000 in Class A Notes as of the Closing Date, and if such Noteholder shall have provided to the Indenture Trustee appropriate instructions not later than the Determination Date, or (ii) by check mailed to such Noteholder at the address of such Holder appearing in the Note Register.

         SECTION 4.8. PRE-FUNDING ACCOUNT

         (a) On the Closing Date, the Indenture Trustee shall deposit, on behalf of and at the written direction of the Company, in the Pre-Funding
Account $[          ]from the proceeds of the sale of the Notes. On each
Subsequent Transfer Date, the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account an amount equal to the Principal Balance of the Subsequent Receivables transferred to the Issuer on such Subsequent Transfer Date and to distribute such amount to or upon the order of the Company upon satisfaction of the conditions set forth in this Agreement with respect to such transfer.

         (b) If the Pre-Funded Amount has not been reduced to zero on the date on which the Funding Period ends after giving effect to any reductions in the Pre-Funded Amount on such date,



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


the Servicer shall instruct the Indenture Trustee in writing to withdraw from the Pre-Funding Account on the Mandatory Redemption Date, the Pre-Funded Amount (exclusive of any Pre-Funding Earnings, which shall be deposited in the Collection Account) and deposit such an amount in the Note Distribution Account.

         SECTION 4.9. NET DEPOSITS. So long as no Servicer Termination Event has occurred and is continuing, the Servicer may make the remittances to be made by it pursuant to SECTION 4.1 net of amounts (which amounts may be netted prior to any such remittance for a Collection Period) to be distributed to it pursuant to
SECTION 4.2; PROVIDED, HOWEVER, that the Servicer shall account for all of such amounts in the related Servicer's Certificate as if such amounts were deposited and distributed separately; and PROVIDED, FURTHER, that if an error is made by the Servicer in calculating the amount to be deposited or retained by it, with the result that an amount less than required is deposited in the Collection Account, the Servicer shall make a payment of the deficiency to the Collection Account, immediately upon becoming aware, or receiving notice from the Indenture Trustee, the Backup Servicer, the Insurer or any Noteholder, of such error.

         SECTION 4.10. STATEMENTS TO NOTEHOLDERS; TAX RETURNS.

         (a) On each Payment Date, the Indenture Trustee shall include with each payment to each Noteholder, a statement prepared by the Servicer (which statement shall also be provided to the Certificateholders, the Insurer and the Rating Agencies), based on information in the Servicer's Certificate delivered on the related Determination Date pursuant to SECTION 3.9, setting forth for such Payment Date and the Collection Period relating to such Payment Date the following information:

                  (i) in the case of the Noteholders, the amount of such payment allocable to interest;

                  (ii) in the case of the Noteholders, the amount of such payment allocable to principal;

                  (iii) the amount of such payment allocable to a claim on the Note Policy;

                  (iv) the amount of fees paid by the Trust with respect to such Collection Period, including any Servicer Fee and Servicer Expenses;

                  (v) the Note Balance (after giving effect to all payments made on such Payment Date);

                  (vi) the amount of the Interest Carryover Shortfall and Principal Carryover Shortfall, if any, on such Payment Date and the change in such amount from that of the prior Payment Date;



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                  (vii) the Class A Note Factor as of such Payment Date (after giving effect to payments made on such Payment Date);

                  (viii) for each date during the Funding Period, the remaining Pre-Funded Amount and the amount remaining in the Capitalized Interest Account;

                  (ix) for the final Subsequent Transfer Date, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is passed through as principal to Noteholders;

                  (x) the number of Receivables and the aggregate Principal Balance due thereof, for which the related Obligors are delinquent in making Contract Scheduled Payments (A) between 31 and 60 days, (B) between 61 and 90 Days and (C) between 91 and 120 days;

                  (xi) the number of Receivables which became Liquidated Receivables, and the aggregate principal amount thereof net of Recoveries;

                  (xii) the number of Receivables which became Defaulted Receivables, and the aggregate principal amount thereof;

                  (xiii) the number and the aggregate Purchase Amount of Receivables that became Purchased Receivables during the related Collection Period and the number and aggregate Purchase Amount of Receivables that were required to be repurchased during the related Collection Period but were not so repurchased;

                  (xiv) the Principal Balance, APR and model year of each Receivable that was replaced and the Principal Balance, APR and model year of the corresponding Replacement Receivable;

                  (xv) the number and the aggregate Principal Balance of Receivables with respect to which, to the knowledge of the Servicer, Obligors became the subject of bankruptcy proceedings during such Collection Period (or during a prior Collection Period, if the Servicer first became aware of such proceeding during the current Collection Period);

                  (xvi) the amount of any Deficiency Claim Amounts deposited in the Collection Account from the Reserve Account;

                  (xvii) the Overcollateralization Amount and the Target Overcollateralization Amount; and

                  (xviii) the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.



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Each amount set forth pursuant to CLAUSES (i), (ii) and (v) above shall be expressed as a dollar amount per $1,000 of original principal balance of a Note.

         (b) Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of this Agreement, the Indenture Trustee shall mail, provided it has received the necessary information from the Servicer, to each Person who at any time during such calendar year shall have been a Holder of a Note and received any payment thereon, a statement containing the amounts set forth in CLAUSES (i), (ii), and (iv) and such other information, requested in writing by the Noteholder necessary to permit such Noteholder to ascertain its share of the gross income and deductions of the Trust, for such calendar year or, in the event such Person shall have been a Holder of a Note during a portion of such calendar year, for the applicable portion of such year, for the purposes of such Noteholder's preparation of federal income tax returns.

         (c) The Indenture Trustee shall provide any Holder of Notes representing at least 25% of the Note Balance, with such additional information available to the Indenture Trustee relating to the Notes and the Trust Property as such Holder may reasonably request from time to time. Such additional information (to the extent provided to the Indenture Trustee by the Servicer) shall also be available to any Noteholder from the Indenture Trustee upon reasonable request and upon payment by the Noteholder of the Indenture Trustee's and the Servicer's reasonable fees and expenses in connection with providing and preparing such information. Any Noteholder desiring such additional information shall have delivered to the Indenture Trustee an executed Information Request.

         SECTION 4.11. OPTIONAL DEPOSITS BY THE INSURER. The Insurer shall at any time, and from time to time, with respect to a Payment Date, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver amounts to the Indenture Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Payment Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.


                                    ARTICLE V
                               THE RESERVE ACCOUNT

         SECTION 5.1 WITHDRAWALS FROM RESERVE ACCOUNT.

         (a) In the event that the Servicer's Certificate with respect to any Determination Date shall state that the Available Funds for the related Collection Period are less than the sum of the Scheduled Payments (as defined in the Note Policy) plus the amounts payable on the related Payment Date pursuant to clauses (i), (ii) and (v) of SECTION 4.6(b), (such deficiency being a "Deficiency Claim Amount") then on the Deficiency Claim Date (as defined below) immediately



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preceding the related Payment Date, the Indenture Trustee shall deliver to the
Collateral Agent, the Owner Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, a written notice (a "Deficiency Notice") specifying the Deficiency Claim Amount for such Payment Date, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Reserve Account Agreement) to the Indenture Trustee for deposit in the Collection Account on the related Payment Date.

         Any Deficiency Notice shall be delivered by 5:00 p.m., Eastern time, on the fourth Business Day preceding such Payment Date (the "Deficiency Claim Date").

         (b) The amounts distributed by the Collateral Agent to the Indenture Trustee pursuant to a Deficiency Notice shall be deposited by the Indenture Trustee into the Collection Account pursuant to SECTION 4.5.


                                   ARTICLE VI
                                 THE NOTE POLICY

         SECTION 6.1 CLAIMS UNDER NOTE POLICY.

         (a) In the event that the Indenture Trustee has delivered a Deficiency Notice with respect to any Determination Date pursuant to SECTION 5.1 hereof, the Indenture Trustee shall on the related Draw Date determine the Note Policy Claim Amount for the related Payment Date. If the Note Policy Claim Amount for such Payment Date is greater than zero, the Indenture Trustee shall furnish to the Insurer no later than 12:00 noon New York City time on the related Draw Date a completed Notice of Claim (as defined in (b) below) in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section shall be deposited by the Indenture Trustee into the Note Distribution Account for payment to Noteholders on the related Payment Date.

         (b) Any notice delivered by the Indenture Trustee to the Insurer pursuant to subsection 6.1(a) shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a "Notice of Claim" (as defined in the Note Policy) under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Indenture Trustee the Note Policy Claim Amount properly claimed thereunder by 12:00 noon, New York City time, on the later of (i) the third (3) Business Day (as defined in the Note Policy) following Receipt (as defined in the Note Policy) on a Business Day (as defined in the Note Policy) of the Notice of Claim, and (ii) the applicable Payment Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of principal of and interest on the Notes, and for no other purpose.



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


         (c) The Indenture Trustee shall (i) receive as attorney-in-fact of each Noteholder any Note Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Indenture Trustee from claims made under the Note Policy shall not be considered payment by the Trust with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar shall note the Insurer's rights as subrogee upon the register of Noteholders upon receipt from the Insurer of proof of payment by the Insurer of any Scheduled Payment (as defined in the Note Policy). The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments (as defined in the Note Policy) in respect of the Notes.

         (d) The Indenture Trustee shall keep a complete and accurate record of all funds deposited by the Insurer into the Collection Account and the Note Distribution Account and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day's prior notice to the Indenture Trustee.

         (e) The Indenture Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy.
Notwithstanding any other provision of this Agreement or any Related Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

         SECTION 6.2. PREFERENCE CLAIMS.

         (a) In the event that the Indenture Trustee has received a certified copy of an order of the appropriate court that any Interest Payment Amount or Principal Payment Amount paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee shall so notify the Insurer, shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment, and shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder's payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. The Indenture Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Indenture Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in



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


bankruptcy named in the Order (as defined in the Note Policy) and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

         (b) The Indenture Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Indenture Trustee has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a "Note Preference Claim") of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedesas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in
SECTION 6.1(c), the Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

         SECTION 6.3. SURRENDER OF POLICY. The Indenture Trustee shall surrender the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.


                                   ARTICLE VII
                                   THE COMPANY

         SECTION 7.1 LIABILITY OF COMPANY; INDEMNITIES. (a) The Company shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Company and the representations made by the Company.

         (b) The Company shall indemnify, defend and hold harmless the Servicer, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer, and their respective officers, directors, agents and employees, the Trust and the Noteholders from and against any and all costs, expenses, losses, claims, penalties, fines, forfeitures, judgments, damages and liabilities to the extent that such cost, expense, loss, claim, penalty, fine, forfeiture, judgment, damage or liability arose out of, or was imposed upon the Servicer, the Indenture Trustee, the Owner Trustee, the Trust, the Insurer or the Backup Servicer by reason of, the gross negligence (other



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


than errors in judgment), willful misfeasance or bad faith of the Company in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         SECTION 7.2. MERGER OR CONSOLIDATION OF THE COMPANY. The Company shall not merge or consolidate with any other Person or permit any other Person to become the successor to all or substantially all of the Company's business or assets unless the conditions precedent set forth in this SECTION 7.2 have been satisfied and the Rating Agency Condition shall have been satisfied. Any such successor corporation shall execute an agreement of assumption of every obligation of the Company under its Related Documents and, whether or not such assumption agreement is executed, shall be the successor to the Company under this Agreement without the execution or filing of any document (or any further act on the part of any of the parties to this Agreement). The Company shall provide prompt notice of any merger, consolidation or succession pursuant to this SECTION 7.2 to the Indenture Trustee, the Seller, Owner Trustee, the Noteholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, the Company shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Company's business, unless: (a) immediately after giving effect to such transaction if such transaction occurs during the Funding Period, no representation or warranty made pursuant to
SECTION 2.5 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become an Event of Default or an Insurance Agreement Event of Default shall have occurred and be continuing; (b) the Company shall have delivered to the Owner Trustee, the Seller, the Indenture Trustee, the Insurer and each Rating Agency an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this SECTION 7.2 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with; (c) the Company shall have delivered to the Owner Trustee, the Seller, the Indenture Trustee, the Insurer and each Rating Agency an Opinion of Counsel, stating, in the opinion of such counsel, either (i) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interests of the Trust and the Indenture Trustee in the Receivables and other Trust Property or (ii) no such action shall be necessary to preserve and protect such interest and (d) such entity shall since commencing its existence have been subject to the restrictions of SECTION 7.4.

         SECTION 7.3. LIMITATION ON LIABILITY OF COMPANY AND OTHERS. The Company and any director or officer or employee or agent of the Company may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement. The Company shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations as Company of the Receivables under this Agreement and that in its opinion may involve it in any expense or liability.

         SECTION 7.4. SPECIAL PURPOSE ENTITY.



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         (a) The Company shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall use its best efforts to avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that the assets of the Company are available to pay the creditors of any Affiliate thereof (other than as expressly provided herein).

         (b) The Company shall maintain corporate records and books of account separate from those of any Affiliate thereof.

         (c) The Company shall obtain proper authorization for all corporate action requiring such authorization.

         (d) The Company shall pay its own operating expenses and liabilities from its own funds.

         (e) The resolutions, agreements and other instruments of the Company underlying the transactions described in the Related Documents shall be continuously maintained by the Company as official records of the Company.

         (f) The Company shall maintain an arm's-length relationship with its Affiliates, and shall not hold itself out as being liable for the debts of any of its Affiliates.

         (g) The Company shall keep its assets and liabilities separate from those of all other entities other than as permitted by the Related Documents.

         (h) The books and records of the Company shall be maintained at the address designated herein for receipt of notices, unless the Company shall otherwise advise the parties hereto in writing.

         (i) The Company shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals, except as otherwise permitted by the Related Documents.

         (j) The Company shall not amend, supplement or otherwise modify its certificate of incorporation or bylaws except in accordance therewith.

         SECTION 7.5. RESTRICTIONS ON LIENS. The Company shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien on, or restriction on transferability of, the Receivables except for Permitted Liens or (ii) sign or file under the UCC of any jurisdiction any financing statement that names Triad or the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such



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


instrument solely securing the rights and preserving the Lien of the Trust and the Lien of the Indenture Trustee for the benefit of the Noteholders and the Insurer.

         SECTION 7.6. CREATION OF INDEBTEDNESS, GUARANTEES. The Company shall not create, incur, assume or suffer to exist any indebtedness other than indebtedness permitted under the Related Documents. The Company shall incur no additional borrowed money indebtedness secured by the Trust Property other than the Notes. The Company shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

         SECTION 7.7. COMPLIANCE WITH LAWS. The Company shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Company to perform its obligations under any Related Document.

         SECTION 7.8. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trust or the Indenture Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Agreement.

         SECTION 7.9. INVESTMENT COMPANY ACT. The Company shall conduct its operations in a manner that will not subject it to registration as an "Investment Company" under the Investment Company Act of 1940, as amended.


                                  ARTICLE VIII
                                  THE SERVICER

         SECTION 8.1 LIABILITY OF SERVICER; INDEMNITIES.

         (a) The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

         (b) The Servicer shall defend, indemnify and hold harmless the Company, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer, and their respective officers, directors, agents and employees, the Trust and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership or operation, if any, by the Servicer or any Affiliate thereof of a Financed Vehicle.

         (c) The Servicer shall defend, indemnify and hold harmless the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer, their respective officers, directors, agents and employees, the Trust and the Noteholders from and against any taxes (other than franchise and income taxes other than income taxes imposed on the Trust) that may at any time be asserted against the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Trust, the Insurer or the Noteholders, with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same.

         (d) The Servicer shall indemnify, defend and hold harmless the Company, the Indenture Trustee, the Owner Trustee, the Backup Servicer, the Insurer, and their respective officers, directors, agents and employees, the Trust and the Noteholders from and against any and all costs, expenses, losses, claims, penalties, fines, forfeitures, judgments, damages and liabilities to the extent that such cost, expense, loss, claim, penalty, fine, forfeiture, judgment, damage or liability arose out of, or was imposed upon the Company, the Indenture Trustee, the Owner Trustee, the Trust, the Insurer or the Backup Servicer by reason of, the breach of this Agreement by the Servicer, the negligence (other than errors in judgment), willful misfeasance or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

         (e) For purposes of this Section, in the event of the termination of the rights and obligations of the Servicer (or any successor thereto pursuant to SECTION 9.3) as Servicer pursuant to SECTION 9.2, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to SECTION 9.3. The provisions of this SECTION 8.1(e) shall in no way affect the survival pursuant to SECTION 8.1(f) of the indemnification by the Servicer provided by
SECTION 8.1(b), (c) or (d).

         (f) Indemnification under this SECTION 8.1 shall survive the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this SECTION 8.1 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

         (g) Notwithstanding the indemnity provisions contained in SECTIONS 8.1(b) through (d), the Servicer shall not be required to indemnify any party pursuant to this Agreement, or their respective officers, directors, agents or employees against any costs, expenses, losses, damages, claims or liabilities to the extent the same shall have been (i) caused by the misfeasance, bad faith or negligence (other than errors in judgment) of such party, or (ii) suffered by reason of uncollectible or uncollected Receivables not caused by the Servicer's negligence (other than errors in judgment), willful misfeasance or bad faith.

         (h) Notwithstanding the indemnity provisions contained in SECTIONS 8.1(b) through (d), the Servicer shall not be required to indemnify the Owner Trustee in its individual capacity for any liability, obligation, loss, damage, penalty, tax, claim, action, suit, cost, expense or disbursement which might result from the gross negligence (or negligence in the case of handling



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


of funds) or willful misconduct of Owner Trustee or the inaccuracy of any representation or warranty of Owner Trustee in its individual capacity. The payor of any indemnity under this SECTION 8.1(h) shall be subrogated to any right of the person indemnified in respect of the matter as to which such indemnity was paid.

         SECTION 8.2. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER OR BACKUP SERVICER.

         (a) The Servicer shall not merge or consolidate with any other Person or, other than sales of assets in its ordinary course of business, convey, transfer or lease all or substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to all or substantially all of its business or assets, unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and shall be an Eligible Servicer. Any Person (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) that acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and making representations substantially equivalent to those made by the Servicer hereunder and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Servicer from any obligation hereunder. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this SECTION 8.2(a) to the Owner Trustee, the Indenture Trustee, the Noteholders, the Insurer and each Rating Agency, and the Rating Agency Condition in respect of such merger, consolidation or succession shall have been satisfied. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to all or substantially all of its business or assets, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to SECTION 3.6 shall have been breached in any material respect (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, would become an Event of Default, Insurance Agreement Event of Default or Servicer Termination Event shall have occurred and be continuing, (y) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger or succession and such agreement of assumption comply with this SECTION 8.2(a) and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee, the Insurer and each Rating Agency an Opinion of Counsel, stating in the opinion of such counsel, either (1) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust and the



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


Indenture Trustee in the Receivables and the proceeds thereof and reciting the details of the filings or (2) no such action shall be necessary to preserve and protect such interest.

         (b) Any Person (i) into which the Backup Servicer may be merged, consolidated or converted, (ii) resulting from any merger, consolidation or conversion to which the Backup Servicer shall be a party, (iii) that acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation under this Agreement.

         SECTION 8.3. LIMITATION ON LIABILITY OF SERVICER, BACKUP SERVICER AND OTHERS.

         (a) Neither the Servicer, the Backup Servicer nor any of the directors, officers, employees or agents of the Servicer or the Backup Servicer shall be under any liability to the Trust, the Noteholders, the Indenture Trustee, the Owner Trustee or the Company, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; PROVIDED, HOWEVER, that this provision shall not protect the Servicer, the Backup Servicer or any such Person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (other than errors in judgment) in the performance of its duties or by reason of reckless disregard of obligations and duties under this Agreement or any violation of law, or the inaccuracy of any representation made by the Servicer, Backup Servicer or such Person, as the case may be; and, PROVIDED, FURTHER, that this provision shall not affect any liability to indemnify the Indenture Trustee for costs, expenses, claims, liabilities, losses or damages paid by the Indenture Trustee in its individual capacity. The Servicer, the Backup Servicer and any director, officer, employee or agent of the Servicer or the Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

         (b) Except as provided in this Agreement, neither the Servicer nor the Backup Servicer shall be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement, and that in its opinion may involve it in any expense or liability.

         (c) Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligation hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer (however, in the event the Backup Servicer shall have knowledge of the Servicer's failure to perform its duties as required in this Agreement, the



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Backup Servicer shall promptly notify the Indenture Trustee and the Insurer of such failure). The Backup Servicer shall have no liability for any action taken or omitted by the Servicer. The duties and obligations of the Backup Servicer shall be determined solely by the express provisions of this Agreement and no implied covenants or obligations shall be read into this Agreement against the Backup Servicer.

         (d) The Backup Servicer in its capacity as such shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder (unless as a result of the Backup Servicer's failure to perform its duties as required therein), or in the exercise of any of its rights or powers, if the repayment of such funds or adequate written indemnity against such risk or liability is not reasonably assured to it in writing prior to the expenditure or risk of such funds or incurrence of financial liability.

         (e) The Backup Servicer will not be responsible for delays attributable to the Servicer's failure to deliver information, defects in the information supplied by the Servicer or other circumstances beyond the control of the Backup Servicer.

         (f) Unless acting as Servicer hereunder, the Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement, and the Indenture Trustee, the Owner Trustee, the Company, the Insurer and the Noteholders shall look only to the Servicer to perform such obligations.

         (g) The parties expressly acknowledge and consent to [      ] acting
in the possible dual capacity of Backup Servicer or successor Servicer and in
the capacity as Indenture Trustee. [      ] may, in such dual capacity,
discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises
from the performance by [      ] of express duties set forth in this
Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto except in the case of negligence (other than errors in judgment) and willful misconduct
by [      ]. Notwithstanding the foregoing, no provision of this Agreement shall be deemed to relieve the Indenture Trustee of any of its duties specified in the Indenture.

         (h) The Backup Servicer shall have no responsibility and shall not be in default hereunder nor incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if any such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer or the failure of any such Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability (i) for any act or failure to act by any third party, including the Servicer, the Company, the Controlling Party, the Insurer, the Indenture Trustee or the Owner Trustee or for any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party or
(ii) that is due



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to or results from the invalidity or unenforceability of any Receivable under applicable law or the breach or the inaccuracy of any representation or warranty made with respect to any Receivable.

         SECTION 8.4. SERVICER AND BACKUP SERVICER NOT TO RESIGN. Subject to the provisions of SECTION 8.2, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties that render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee, the Indenture Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective, so long as no Insurer Default shall have occurred and be continuing, until the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if a Insurer Default shall have occurred and be continuing, until the Backup Servicer or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, the Indenture Trustee or an entity appointed by the Indenture Trustee acceptable to a Note Majority shall have assumed the responsibilities and obligations of the Backup Servicer; PROVIDED, HOWEVER, that if a successor Backup Servicer is not appointed within one hundred eighty (180) days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this SECTION 8.4, the Backup Servicer may petition a court for the appointment of a successor Backup Servicer. No resignation of the Servicer or the Backup Servicer shall relieve the Servicer or the Backup Servicer, as the case may be, of any liability to which it has previously become subject under this Agreement or any Related Document. Notwithstanding the foregoing, the Backup Servicer may resign for any reason, provided 180 days notice of such resignation has been given by the Backup Servicer to the Servicer, the Indenture Trustee, the Owner Trustee and the Insurer, (ii) an entity acceptable to the Insurer (so long as no Insurer Default has occurred and is continuing), in its sole and absolute discretion, shall have assumed the responsibilities and obligations of the Backup Servicer prior to the effectiveness of any such resignation and the Rating Agency Condition is satisfied with respect thereto, (iii) the Backup Servicer agrees to pay all fees of the successor backup servicer above the amounts which would be payable to the Backup Servicer if it continued in such capacity, and (iv) the Backup Servicer agrees to pay all backup servicer transition expenses upon the assumption of the succcessor backup servicer of such duties and obligations.



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         SECTION 8.5. ADMINISTRATIVE DUTIES.

         (a) DUTIES WITH RESPECT TO THE INDENTURE. The Servicer shall perform all its duties and in accordance with this SECTION 8.5 the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to SECTIONS 2.9, 3.3, 3.4, 3.5, 3.6, 3.7, 3.9, 3.19, 3.21, 3.23, 4.1, 5.1, 5.16, 8.4, 8.5,
9.5 and 11.1 of the Indenture. Notwithstanding any other provision of this Agreement, no delegation of the Issuer's duties under any Related Document shall relieve the Issuer of liability therefor.

         (b) Duties with Respect to the Issuer.

                  (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Related Documents, the Servicer shall perform such calculations and shall prepare for execution by the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Related Documents or under state and federal tax and securities laws and shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Related Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Related Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

                  (ii) Notwithstanding anything in this Agreement or any of the Related Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee if any withholding tax is imposed on the Issuer's payments (or allocations of income) to any Certificateholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

         (c) RECORDS. The Servicer shall maintain appropriate books of account and records relating to the services performed under this Agreement, which books of account and records shall be accessible for inspection by the Owner Trustee or the Insurer at any time upon reasonable prior notice during normal business hours.



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SECTION 8.6.      REPRESENTATIONS AND WARRANTIES OF BACKUP SERVICER.

         The Backup Servicer hereby makes the following representations and warranties to the other parties hereto, on which the Indenture Trustee on behalf of itself and the Noteholders relies in accepting the Receivables in trust and authenticating the Notes and on which the Insurer relies in issuing the Note Policy. Unless otherwise specified, the representations and warranties are made as of the Closing Date and shall survive the transfer of interest in the Receivables hereunder to the Indenture Trustee.

         (a) ORGANIZATION AND GOOD STANDING. The Backup Servicer has been duly organized and is validly existing as a New York banking corporation in good standing under the laws of the State of New York, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to service the Receivables and to enter into and perform its obligations under this Agreement and each of its Related Documents.

         (b) DUE QUALIFICATION. The Backup Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables) requires or shall require such qualifications, licenses or approvals.

         (c) POWER AND AUTHORITY. The Backup Servicer has the power and authority to execute and deliver this Agreement and each of its Related Documents has been duly executed and delivered by the Backup Servicer, and to carry out its terms; and the execution, delivery, and performance of this Agreement and each of its Related Documents have been duly authorized by the Backup Servicer by all necessary corporate action.

         (d) BINDING OBLIGATION. This Agreement and each of its Related Documents constitutes a legal, valid and binding obligation of the Backup Servicer enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         (e) NO VIOLATION. The execution, delivery and performance by the Backup Servicer of this Agreement and each of its Related Documents, and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, the articles of incorporation or by-laws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound or to which any of its properties is subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any



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indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement), nor violate any law, order, rule, or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any its properties, or in any way materially adversely affect the interest of the Noteholders, the Insurer or the Trust in any Receivable, or affect the Backup Servicer's ability to perform its obligations under this Agreement.

         (f) NO PROCEEDINGS. There are no proceedings or investigations pending, or to the Backup Servicer's knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or its properties:
(i) asserting the invalidity of this Agreement or any of its Related Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of its Related Documents,
(iii) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of its Related Documents,
(iv) relating to the Backup Servicer and which might adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, or (v) that could have a material adverse effect on the Receivables or the Trust Property.

         (g) NO CONSENTS. No consent, approval, license, authorization or order of or declaration or filing with any governmental authority, bureau or agency is required for the consummation of the other transactions contemplated by this Agreement or any of the Backup Servicer's Related Documents, except such as have been duly made or obtained.

         (h) TAXES. The Backup Servicer has filed on a timely basis all tax returns required to be filed by it and paid all taxes, to the extent that such taxes have become due.

         (i) NO INJUNCTIONS. There are no existing injunctions, writs, restraining orders or other similar orders which might adversely affect the performance by the Backup Servicer or its obligations under, or the validity and enforceability of, this Agreement.

         (j) COMPLIANCE WITH LAW. The Backup Servicer is in compliance with all requirements of federal and state laws, rules, regulations and orders, except where the failure so to comply would not have a material adverse effect on the Backup Servicer, its business or its properties, or the ability of the Backup Servicer to perform its obligations under this Agreement.

         SECTION 8.7. DUTIES OF BACKUP SERVICER.

         (a) The Backup Servicer hereby agrees, on the date (the "ASSUMPTION DATE") specified in the written notice to the Backup Servicer from the Insurer or the Indenture Trustee, as the case may be, of the termination of the rights and obligations of the Servicer pursuant to SECTION 9.2 hereof or the resignation of the Servicer pursuant to SECTION 8.4 hereof, and without any further notice, to assume the obligations of the Servicer hereunder, to be the successor in all respects to



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the Servicer and to be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer. From and after the Assumption Date and except as expressly set forth herein, the Backup Servicer shall be entitled to all of the rights granted to the Servicer by the terms and provisions of this Agreement.

         (b) Notwithstanding the Backup Servicer's assumption of, and its agreement to perform and observe, all duties, responsibilities and obligations of the Servicer under this Agreement arising on and after the Assumption Date, the Backup Servicer shall not be deemed to have assumed or to become liable for, or otherwise have any liability for, any duties, responsibilities, obligations or liabilities of the Servicer arising on or before the Assumption Date, whether provided for by the terms of this Agreement, arising by operation of law or otherwise, including, without limitation, any liability for any duties, responsibilities, obligations or liabilities of the Servicer arising on or before the Assumption Date regardless of when the liability, duty, responsibility or obligation of the Servicer arose, whether provided by the terms of this Agreement, arising by operation of law or otherwise.

         (c) Up to but not including the Assumption Date, the Backup Servicer shall be paid the Backup Servicing Fee, as provided in SECTION 4.6 of this Agreement, for services rendered hereunder on each Payment Date.

         (d) On each Payment Date following the Assumption Date, the Backup Servicer shall be entitled to the Servicing Fee and the Servicer Transition Expenses.

         (e) The Backup Servicer agrees to execute, acknowledge and deliver from time to time all such further instruments and documents and to take all reasonable actions as the Indenture Trustee may from time to time request to better assure the Indenture Trustee and to preserve the rights and obligations created hereunder.


                                   ARTICLE IX
                           SERVICER TERMINATION EVENTS

         SECTION 9.1 SERVICER TERMINATION EVENT. For purposes of this Agreement, each of the following shall constitute a "SERVICER TERMINATION EVENT":

         (a) Any failure by the Servicer to deliver to the Indenture Trustee for deposits into the Collection Account or to deliver to the Indenture Trustee for distribution any proceeds or payment required to be so deposited or delivered under the terms of this Agreement that continues unremedied for a period of two
(2) Business Days (one (1) Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Indenture Trustee or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by an Authorized Officer of the Servicer.



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         (b) Failure by the Servicer to deliver to the Indenture Trustee and (so long as an Insurer Default shall not have occurred and be continuing), the Insurer (i) the Servicer's Certificate required by SECTION 3.9 on any Determination Date, (ii) any annual statement as to compliance pursuant to
SECTION 3.10, in each case within five (5) Business Days after the date such annual statement is required to be delivered and (iii) any Accountant's Report pursuant to SECTION 3.11; or

         (c) Failure on the part of the Servicer to observe its covenants and agreements set forth in SECTION 8.2(a) or repudiation by the Servicer of any of its covenants and agreements in this Agreement; or

         (d) Failure or failures on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure or failures, individually or in the aggregate, (i) materially and adversely affect the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or the Insurer (unless an Insurer Default shall have occurred and be continuing) and (ii) continue unremedied for a period of sixty (60) days after the earlier of actual knowledge thereof by a Responsible Officer of the Servicer or the date on which written notice of such failure or failures, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee, the Insurer (or if an Insurer Default shall have occurred and be continuing, by the Note Majority; or

         (e) The occurrence of an Insolvency Event with respect to the Servicer; or

         (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect as of the time when the same shall have been made, and the incorrectness of such representation or warranty has a material adverse effect on the Noteholders or the Insurer and, within thirty (30) days after the earlier of knowledge thereof by a Responsible Officer of the Servicer or the date written notice thereof shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Note Majority), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

         (g) So long as an Insurer Default shall not have occurred and be continuing, the Insurer shall not have delivered a Servicer Extension Notice pursuant to SECTION 3.19; or

         (h) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default or under any other Insurance and Indemnity Agreement relating to any Series (as defined in the Insurance Agreement) an event of default thereunder shall have occurred and be continuing; or

         (i) A claim is made under the Note Policy.



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


         SECTION 9.2. CONSEQUENCES OF A SERVICER TERMINATION EVENT. If a Servicer Termination Event shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing), either the Indenture Trustee (to the extent it has actual knowledge thereof) or a Note Majority, by notice given in writing to the Servicer and each Rating Agency (and to the Indenture Trustee if given by the Insurer or the Noteholders), may terminate all of the rights and obligations of the Servicer under this Agreement; PROVIDED, HOWEVER, that no termination shall relieve the Servicer of any liability to which it has previously become subject under this Agreement. On or after the receipt by the Servicer of such written notice, the expiration without renewal of the term of the Servicer pursuant to Section 3.19 all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Receivables, the other Trust Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); PROVIDED, HOWEVER, that the successor Servicer shall have no liability with respect to (i) any obligation that was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or (ii) any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables, the other Trust Property and related documents to show the Trust or the Indenture Trustee as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or the Lockbox Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files and Monthly Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Trust Property. The Servicer shall, if requested by the Controlling Party, cooperate with the successor Servicer in the establishment of a new Lockbox Account. The Indenture Trustee and the Backup Servicer may set off and deduct any amounts owed by the terminated Servicer from any amounts payable to the terminated Servicer pursuant to this Agreement. For the purposes of succession hereunder, the terminated Servicer shall, upon reasonable prior notice, grant the Indenture Trustee, and the successor Servicer and the Controlling Party reasonable access during normal business hours to the terminated Servicer's premises.

         SECTION 9.3. APPOINTMENT OF SUCCESSOR.

         (a) On and after the time the Servicer receives a notice of termination pursuant to SECTION 9.2, upon non-extension of the servicing term as referred to in Section 3.19 or upon the resignation of the Servicer pursuant to SECTION 8.4, the Backup Servicer (unless the Insurer shall



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


have exercised its option pursuant to SECTION 9.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement, except as otherwise stated herein; PROVIDED; HOWEVER, that the Backup Servicer shall not be liable for any acts, omissions or obligations of the Servicer prior to such succession or for any breach by the Servicer of any of its representations and warranties contained in this Agreement or in any of its Related Documents. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in SECTION 3.19 and to termination under SECTION 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

         (b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Indenture Trustee, the Servicer, the Company, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Indenture Trustee or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to SECTION 8.4, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to SECTION 9.2, the resignation of the Servicer pursuant to
SECTION 8.4 or the non-extension of the servicing term of the Servicer as referred to in SECTION 3.19. If upon the termination of the Servicer pursuant to
SECTION 9.2 or the resignation of the Servicer pursuant to SECTION 8.4, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder.

         (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder. If any successor Servicer is appointed for any reason, the Insurer and such successor Servicer may agree on additional compensation to be paid to such successor Servicer. Any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer (the "Servicer Transition Expenses"), payable in accordance with
SECTION 4.6(b) hereof.



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


         SECTION 9.4. NOTIFICATION TO NOTEHOLDERS. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this ARTICLE IX, the Indenture Trustee shall give prompt written notice thereof to the each Rating Agency and to the Noteholders at their respective addresses appearing in the Note Register.

         SECTION 9.5. ACTION UPON CERTAIN FAILURES OF THE SERVICER. If the Backup Servicer shall obtain actual knowledge of any Servicer Termination Event or event but for the lapse of time or the giving of notice, or both, would constitute a Servicer Termination Event, it shall be obligated to notify promptly the Indenture Trustee, the Insurer and each Rating Agency of such occurrence or circumstance. In the event a Responsible Officer of the Indenture Trustee shall have received such notice (or any comparable notice from the Servicer, the Insurer or by a Noteholder) or otherwise obtained actual knowledge of any failure of the Servicer specified in SECTION 9.1 which would give rise to a right of termination under such SECTION 9.1 upon the Servicer's failure to remedy the same after notice, the Indenture Trustee shall give prompt notice thereof to the Servicer, each Rating Agency, the Insurer and the Noteholders. The Indenture Trustee shall be under no duty or obligation to investigate or inquire as to any potential failure of the Servicer specified in SECTION 9.1.

         SECTION 9.6. WAIVER OF PAST DEFAULTS. So long as an Insurer Default shall not have occurred and be continuing, the Insurer (or if an Insurer Default shall have occurred and be continuing, a Note Majority) may, on behalf of the Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. The Indenture Trustee shall provide the Noteholders with notice of any waiver of any default by the Servicer hereunder.


                                    ARTICLE X
                                   TERMINATION

         SECTION 10.1 OPTIONAL PURCHASE OF ALL RECEIVABLES.

         (a) As an administrative convenience, the Servicer shall have the option to purchase the Receivables and the other Trust Property on any Payment Date if, as of the related Accounting Date, the Aggregate Principal Balance is less than or equal to 10% of the Original Pool Balance (with the prior written consent of the Insurer if such purchase would result in a claim on the Note Policy or would result in any amount owing to the Insurer under the Insurance Agreement remaining unpaid). To exercise such option, the Servicer shall pay the aggregate Purchase Amounts for the Receivables and shall succeed to all interests in and to the Trust Property. Not later than ten (10) days prior to any proposed exercise of such option, the Servicer shall notify each Rating Agency, the Indenture Trustee, the Insurer and the Owner Trustee of any



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


proposed exercise of such option. To exercise such option, the Servicer shall deposit pursuant to SECTION 4.5 in the Collection Account an amount equal to the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Insurer and the Indenture Trustee, and shall succeed to all interests in and to the Trust.

         (b) Upon any sale of the assets of the Trust pursuant to SECTION 9.1 of the Trust Agreement, the Servicer shall instruct the Indenture Trustee to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the "Insolvency Proceeds") in the Collection Account.

         (c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Backup Servicer, the Indenture Trustee, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

         (d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the payment of all amounts due to the Insurer under the Insurance Agreement, the end of the Term of the Note Policy (as defined therein) and the surrender of the Note Policy by the Indenture Trustee to the Insurer, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.


                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         SECTION 11.1 AMENDMENT.

         (a) This Agreement may be amended by the parties hereto with the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing) but without the consent of any of the Certificateholders or the Noteholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions in this Agreement which may be inconsistent with any other provision in this Agreement or (iii) for the purpose of making any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency, materially and adversely affect the interests of the Certificateholders and the Noteholders.

         (b) This Agreement may also be amended from time to time by the parties hereto with the prior written consent of the Insurer (so long as an Insurer Default shall not have occurred and be continuing), the Indenture Trustee, and a Note Majority (which consent of any Holder of a Note given pursuant to this SECTION 11.1(b) or pursuant to any other provision of this Agreement shall be conclusive and binding on such Holder and on all future Holders of such Note and of any Note issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Note), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Holders of Notes; PROVIDED, HOWEVER, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables, distributions that shall be required to be made for the benefit of Noteholders or Certificateholders, (ii) reduce the aforesaid percentage required to consent to any such amendment or any waiver hereunder, without the consent of the Holders of all Notes then outstanding, PROVIDED FURTHER, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer, or (iii) result in a downgrade or withdrawal of the then current rating of the Notes by either Rating Agency without the consent of each Noteholder. The provisions of this SECTION 11.1(b) shall in no event be construed to require the consent of the Noteholders or the Certificateholders to a reduction in the Target Overcollateralization Amount or the required level of the Reserve Account. (c) Prior to the execution of any such amendment or consent under SECTION 11.1(a) or (b), the Servicer shall furnish the Indenture Trustee with a written notice describing the substance of such amendment and the Indenture Trustee shall forward such written notification of the substance of such amendment or consent to the Insurer, Noteholders and the Rating Agencies within the five (5) days of receipt thereof.

         (d) Prior to the execution of any such amendment and receipt thereof by the Indenture Trustee or consent under SECTION 11.1(a) or (b), the Indenture Trustee shall furnish a true copy of such amendment or consent to each Noteholder and to the Insurer.

         (e) The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

         (f) Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Backup Servicer, the Insurer and the Indenture Trustee, upon request, shall be entitled to receive and rely upon an Opinion of Counsel (delivered at the expense of the Servicer) stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee, the Backup Servicer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment that affects the Issuer's, the Owner Trustee's, the Backup Servicer's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

         SECTION 11.2. PROTECTION OF TITLE TO TRUST.



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


         (a) The Company shall execute such financing statements prepared by the Servicer and Servicer shall cause to be executed, filed, recorded and registered such continuation and other statements or documents, all in such manner and in such places as may be required by law or deemed reasonably necessary by the Controlling Party fully to preserve, maintain and protect the interest of the Trust, the Insurer and the Indenture Trustee under this Agreement in the Trust Property and in the proceeds thereof against all other Persons. The Servicer shall deliver (or cause to be delivered) to the Indenture Trustee and the Insurer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. Triad and the Company shall cooperate fully with the Servicer in connection with the obligations set forth above and shall execute any and all documents reasonably required to fulfill the intent of this
SECTION 11.2(a).

         (b) Neither the Company nor the Servicer shall change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed in accordance with SECTION 11.2(a) seriously misleading within the meaning of the applicable provisions of the UCC or any title statute, unless it shall have given the Owner Trustee, the Insurer and the Indenture Trustee at least sixty (60) days prior written notice thereof, and promptly file appropriate amendments to all previously filed financing statements and continuation statements.

         (c) Each of the Company and the Servicer shall give the Owner Trustee, the Insurer and the Indenture Trustee at least sixty (60) days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it services Receivables and its principal executive office within the United States of America.

         (d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

         (e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement, the Servicer's master computer records (including any backup archives) that refer to any Receivable indicate clearly that such Receivable is owned by the Trust. Indication of the Trust's ownership of a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the Receivable shall become a Purchased Receivable, purchased in accordance with Section 10.1(a) hereof, a replaced Receivable, or shall have been paid in full.

         (f) If at any time the Company or the Servicer proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables (other than the Receivables) to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Receivable, indicate clearly that such Receivable has been sold and is owned by the Trust (unless such Receivable shall become a Purchased Receivable, a replaced Receivable, or shall have been paid in full).

         (g) Upon reasonable notice, the Servicer shall permit the Insurer, the Indenture Trustee, the Backup Servicer, the Company, each Rating Agency and their respective agents, at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Receivables or any other portion of the Trust Property in its possession; any Noteholder shall be afforded the same rights as described in this CLAUSE (g), provided that such Noteholder agrees to pay for its own fees and expenses incurred in such inspection, audit and making copies and abstracts.

         (h) The Servicer shall furnish to the Owner Trustee, the Insurer, the Indenture Trustee, the Backup Servicer and the Company upon request within five
(5) Business Days of such request the Schedule of Receivables, setting forth the Receivables then held as part of the Trust and reconciling the list of Receivables then held as part of the Trust to each of the Servicing Certificates furnished before such request indicating removal of Receivables from the Trust and the addition of Replacement Receivables to the Trust. A copy of such Schedule and reconciliation may be obtained by any Noteholder by a request in writing to the Indenture Trustee addressed to the Corporate Trust Office.

         (i) In the event any of the events described in SECTION 9.1(e) shall have occurred, or in the event Triad shall have been removed or replaced as Servicer for any reason, then Triad and/or the Servicer shall immediately cause, at the expense of Triad, each Certificate of Title for a Financed Vehicle to be marked to reflect the security interest of the Indenture Trustee in the Financed Vehicle, and Triad hereby appoints the Indenture Trustee its attorney-in-fact to effect such marking, and the Indenture Trustee hereby accepts such appointment. The appointment of the Indenture Trustee hereunder shall not operate to relieve Triad and/or the Servicer of its obligations to mark each Certificate of Title under this provision. Triad shall be liable for all costs, fees and expenses incurred under this SECTION 11.2(i).

         (j) The Servicer (or the applicable party in the case of SECTION 11.2(b) or (c)) shall deliver to the Insurer, Owner Trustee and the Indenture Trustee (i) simultaneously with the execution and delivery of this Agreement and any Subsequent Transfer Agreement and of each amendment thereto, (ii) upon the occurrence of the events giving rise to an obligation to give notice pursuant to
SECTION 11.2(b) or (c), and (iii) within 90 days after the beginning of each calendar year beginning in [ ], and dated with such 90-day period, an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer (i) stating that, in the opinion of such counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interests of the Trust and the Indenture Trustee in the Receivables, and reciting the details of such filing or referring to prior Opinions of Counsel in which such details are given or (ii) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interest during the following 12-month period.

         SECTION 11.3. LIMITATION ON RIGHTS OF NOTEHOLDERS.

         (a) The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Trust, nor entitle such Noteholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties to this Agreement or any of them.

         (b) No Noteholder shall have any right to vote (except as provided in this SECTION 11.3 or SECTIONS 9.2 or 11.1) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties to this Agreement, nor shall anything set forth in this Agreement, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision of this Agreement or any Related Document.

         (c) No Noteholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action, or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Indenture Trustee a written notice of default and of the continuance thereof, as provided in SECTION 5.6 of the Indenture and unless also the Holders of Notes evidencing not less than 25% of the Note Balance shall have made written request upon the Indenture Trustee to institute such action, suit or proceeding in its own name as Indenture Trustee under this Agreement and shall have offered to the Indenture Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Indenture Trustee, for sixty (60) days after its receipt of such notice, request, and offer of indemnity, shall have neglected or refused to institute any such action, suit, or proceeding and no direction inconsistent with such written request has been given to the Indenture Trustee during such sixty (60) day period by a Note Majority; it being understood and intended, and being expressly covenanted by each Noteholder with every other Noteholder and the Indenture Trustee, that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb, or prejudice the rights of the Holders of any other of the Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner provided in this Agreement and for the equal, ratable and common benefit of all Noteholders. For the protection and enforcement of the provisions of this
SECTION 11.3, each and every Noteholder and the Indenture Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 11.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.5. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

         (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

         (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN ANY INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

         (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 11.12 OR AT SUCH OTHER ADDRESS OF WHICH ALL OF THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT THERETO;

         (4) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

         (5) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SUBSECTION ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES.

         SECTION 11.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY



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


LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

         SECTION 11.7. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Holders thereof.

         SECTION 11.8. ASSIGNMENT. Notwithstanding anything to the contrary contained in this Agreement, except as provided in SECTION 7.2 or SECTION 8.2 and as provided in the provisions of the Agreement concerning the resignation of the Servicer and the Backup Servicer, this Agreement may not be assigned by the Company or the Servicer without the prior written consent of the Insurer (so long as no Insurer Default shall have occurred and be continuing). Prior written notice of any such assignment shall be provided to each Rating Agency by the assignor.

         SECTION 11.9. NOTES NONASSESSABLE AND FULLY PAID. Noteholders shall not be personally liable for obligations of the Trust. The interests represented by the Notes shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Notes upon authentication thereof by the Indenture Trustee pursuant to the Indenture are and shall be deemed fully paid.

         SECTION 11.10. LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the parties hereto and for the benefit of the Certificateholders, the Owner Trustee and the Noteholders, as third-party beneficiaries. The Insurer and its successors and assigns shall be a third-party beneficiary with respect to the provisions, and shall be entitled to rely upon and directly enforce such provisions so long as no Insurer Default shall have occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Indenture Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.11. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

         SECTION 11.12. NOTICES. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt



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


requested, and shall be deemed to have been duly given upon receipt (a) in
the case of the Company, at the following address: [      ], (b) in the case
of the Servicer, at the following address: Triad Financial Corporation, 7711 Center Avenue, Suite 100, Huntington Beach, California 92647, Telecopy No.:
(714) 894-8617, (c) in the case of the Indenture Trustee, and for so long as the Indenture Trustee is the Backup Servicer, the Backup Servicer, at the
following address: [      ], (d) in the case of the Trust or the Owner
Trustee, at the following address: [      ], with a copy to the Servicer and
(e) in the case of the Insurer, to [      ] (in each case in which notice or
other communication to the Insurer refers to a Servicer Termination Event or an Insurance Agreement Event of Default, a claim on the Note Policy, a Deficiency Notice pursuant to SECTION 5.1 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED"); (f) in the case of Moody's, to Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007; and (g) in the case of Standard & Poor's, to Standard & Poor's Ratings Group, 25 Broadway - 15th Floor, New York, New York 10004, Attention:
Asset Backed Surveillance Department; or at such other address as shall be designated by any such party in a written notice to the other parties. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register, and any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice.

         SECTION 11.13. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereof and their respective successors and assigns, and shall inure to the benefit of and be enforceable by the parties hereof and their respective successors and assigns permitted hereunder. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Trust, the Indenture Trustee, the Insurer and the Noteholders and their respective permitted successors and assigns, if any. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind its successors and assigns. Except as otherwise provided in this ARTICLE XI, no other Person shall have any right or obligation hereunder.

         SECTION 11.14. ASSIGNMENT TO INDENTURE TRUSTEE. The Company hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Trust to the Indenture Trustee pursuant to the Indenture, for the benefit of the Noteholders and the Insurer, of all right, title and interest of the Issuer in, to and under the Receivables and the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

         SECTION 11.15. NONPETITION COVENANTS.

         (a) Notwithstanding any prior termination of this Agreement, the Servicer, the Company and the Seller shall not, prior to the date which is one year and one day after the



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


termination of this Agreement with respect to the Trust, acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Trust.

         (b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Company, acquiesce to, petition or otherwise invoke or cause the Company to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Company under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Company or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Company.




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



                  IN WITNESS WHEREOF, the Company, the Servicer, the Trust and the Indenture Trustee have caused this Sale and Servicing Agreement to be duly executed by their respective officers, effective as of the day and year first above written.

                     TRIAD FINANCIAL CORPORATION, in its individual capacity and as Servicer

                     By:
                        ----------------------------------------------
                     Name:
                        ----------------------------------------------
                     Title:
                        ----------------------------------------------


                     [                         ], as Indenture Trustee and as
                     Backup Servicer

                     By:
                        ----------------------------------------------
                     Name:
                        ----------------------------------------------
                     Title:
                        ----------------------------------------------


                     [                          ], as Company

                     By:
                        ----------------------------------------------
                     Name:
                        ----------------------------------------------
                     Title:
                        ----------------------------------------------


                     TRIAD AUTO RECEIVABLES OWNER TRUST 199[   ] - [   ], as
                     Purchaser

                     By: [               ],
                           not in its individual capacity but solely as Owner Trustee

                     By:
                        ----------------------------------------------
                     Name:
                        ----------------------------------------------
                     Title:
                        ----------------------------------------------



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


                                   SCHEDULE A
                             SCHEDULE OF RECEIVABLES
              On file with the Servicer and the Indenture Trustee.
















































                                   SCHEDULE A

                                   SCHEDULE B
                    REPRESENTATIONS AND WARRANTIES OF COMPANY
                           WITH RESPECT TO RECEIVABLES

         The Company hereby makes the following representations and warranties as to the Receivables. Unless otherwise specified, such representations and warranties are made as of the Closing Date with respect to Initial Receivables and as of the Subsequent Transfer Date, with respect to Subsequent Receivables, as applicable. Such representations and warranties shall survive the sale, transfer, and assignment of the Receivables by the Purchaser.

         (a) LIEN IN FORCE. The Company has not taken any action which would have the effect of releasing the related Financed Vehicle from the Lien granted by such Receivable in whole or in part.

         (b) NO LIENS. The Company has not received notice of any Liens or claims, including Liens for work, labor, materials or unpaid state or federal taxes, relating to the Financed Vehicle securing the Receivable, that are or may be prior to or equal to the Lien granted by the Receivable.

         (c) GOOD TITLE. It is the intention of the Company that the transfer and assignment herein contemplated constitutes a sale of the Receivables from the Company to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Company's estate in the event of the filing of a bankruptcy petition by or against the Company under any bankruptcy law. No receivable has been sold, transferred, assigned, or pledged by the Company to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Company had good and marketable title to the Receivable free and clear of any Lien and had full right and power to transfer and assign the Receivable to the Purchaser and immediately upon the transfer and assignment of the Receivable to the Purchaser, shall have good and marketable title to the Receivable, free and clear of any Lien; and the Purchaser's interest in the Receivable resulting from the transfer has been perfected under the UCC.

         (d) NO ASSIGNMENT. As of the Closing Date with respect to Initial Receivables and as of the Subsequent Transfer Date with respect to Subsequent Receivables, the Company shall not have taken any action to convey any right to any Person that would result in such Person having a right to payments received under the Insurance Policies or Dealer Agreements, or payments due under the Receivable, that is senior to, or equal with, that of the Purchaser.




                                  SCHEDULE B-1

                                   SCHEDULE C
                          [Form of Information Request]

                                                              ____________, 199_




[               ]

               Re: TRIAD AUTO RECEIVABLES OWNER TRUST 199[ ] - [ ]

         This information request is delivered to you pursuant to Sections
3.11(d) and 4.10(c) of the Sale and Servicing Agreement, dated as of [      ],
among Triad Financial Corporation individually and as servicer, [      ],
as company, Triad Auto Receivables Owner Trust 199[ ] - [ ], as purchaser,
and [          ], as indenture trustee and backup servicer (as amended,
supplemented or otherwise modified from time to time, the "Sale and Servicing Agreement"). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Sale and Servicing Agreement.

         The undersigned hereby certifies that it is a Noteholder holding $___________ aggregate principal amount of Class A Notes. Please provide copies of the Accountant's Report and the audited annual financial statements of the Servicer for the fiscal year ended _____] [additional information delivered pursuant to Section 4.10(c) of the Sale and Servicing Agreement] to the undersigned at the following address: _______________________.

                                       Very truly yours,


                                           By:
                                              ---------------------------------
                                           Name:
                                           Title:









                                   SCHEDULE C

                                   SCHEDULE D
                              THREATENED LITIGATION



         [               ]


















                                   SCHEDULE D

                                                                       EXHIBIT A


                         FORM OF SERVICER'S CERTIFICATE





















                                  EXHIBIT A-1

                                                                       EXHIBIT B


                  REQUEST FOR RELEASE AND RECEIPT OF DOCUMENTS


To:               [               ]

                  Re:      Sale and Servicing Agreement (the "SERVICING
                           AGREEMENT"), dated as of [      ], among [      ],
                           as Company ("Company") Triad Auto Receivables Owner Trust 199[ ]-[ ], as purchaser (the "TRUST"), Triad Financial Corporation, individually and in its
                           capacity as Servicer (the "SERVICER"), and [      ],
                           as Indenture Trustee and Backup Servicer (the "Indenture Trustee" and the "Backup Servicer" respectively)

         In connection with the administration of the Receivables held by you as the Indenture Trustee, we request the release, and acknowledge receipt, of the Receivable and related Receivable File described below, for the reason indicated.

OBLIGOR'S NAME, CUSTOMER ACCOUNT NUMBER AND VEHICLE IDENTIFICATION NUMBER



REASON FOR REQUESTING DOCUMENTS (check one)

_____ 1. Receivable Paid in Full. All amounts received in connection with such payments have been deposited as required pursuant to
                  SECTION 3.2 of the Servicing Agreement

_____ 2.          Receivable Purchased or replaced from Trust pursuant to
                  SECTION 2.6 or 3.7 of the Servicing Agreement

_____ 3. Receivable is being serviced or subject to enforcement of rights and remedies pursuant to SECTION 2.3(b) of the Servicing Agreement

_____ 4.          Other (explain) ______________________________________

If item 1 or 2 above is checked, and if all or part of the Receivable or Receivable File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Receivable.












                                  EXHIBIT B-1

If item 3 or 4 above is checked, upon our return of all of the above documents to you as the Indenture Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.


TRIAD FINANCIAL CORPORATION
as Servicer



By:
   --------------------------------------
Name:
   --------------------------------------
Title:
   --------------------------------------
Date:
   --------------------------------------


DOCUMENTS RETURNED TO INDENTURE TRUSTEE

[               ]
(Indenture Trustee)



By:
   --------------------------------------
Name:
   --------------------------------------
Title:
   --------------------------------------
Date:
   --------------------------------------




















                                  EXHIBIT B-2